EXHIBIT 10.10A

ASSET PURCHASE AGREEMENT

AMONG

FELICIANA VENTURES, INC., FOREST GOLD TRUCK PLAZA AND CASINO, L.L.C.,

ST. HELENA EXPRESS & CASINO, L.L.C., SEABUCKLE GAMING, INC.,

JANICE M. PENN and MINNIE L. HUGHES, as Sellers;

CLAUDE M. PENN, JR.,

AND

GAMECO HOLDINGS, INC., or its designee, as Purchaser.

DATED:   May 17, 2006

STATE OF LOUISIANA

PARISH OF ST. HELENA

ASSET PURCHASE AGREEMENT

BE IT KNOWN, that on the dates set forth below, to be effective among the parties as of May 17, 2006 (the “Agreement Date”),

BEFORE the undersigned Notaries Public, duly commissioned in and for the States and Counties/Parishes set forth below, and in the presence of the undersigned competent witnesses,

PERSONALLY CAME AND APPEARED:

FELICIANA VENTURES, INC., a Louisiana corporation, domiciled and with its principal place of business in the Parish of Livingston and whose mailing address is declared to be P.O. Box 339 Amite, Louisiana 70422 (“Feliciana”), by and through its duly authorized Secretary-Treasurer, Minnie L. Hughes;

FOREST GOLD TRUCK PLAZA AND CASINO, L.L.C., a Louisiana limited liability company, domiciled and with its principal place of business in the Parish of Livingston and whose mailing address is declared to be P.O. Box 339 Amite, Louisiana 70422 (“Forest Gold”), by and through its duly authorized Manager, Minnie L. Hughes.;

ST. HELENA EXPRESS & CASINO, L.L.C., a Louisiana limited liability company, domiciled and with its principal place of business in the Parish of Livingston and whose mailing address is declared to be P.O. Box 339 Amite, Louisiana 70422 (“St. Helena”), by and through its duly authorized Manager, Minnie L. Hughes;

SEABUCKLE GAMING, INC., a Louisiana corporation, domiciled and with its principal place of business in the Parish of Livingston and whose mailing address is declared to be P.O. Box 339 Amite, Louisiana 70422 (“Seabuckle”), by and through its duly authorized agent, Minnie L. Hughes;

JANICE M. PENN (“JMP”), domiciled and having her principal place of business in the State of Louisiana and whose mailing address is declared to be P.O. Box 339 Amite, Louisiana 70422, appearing through her duly authorized agent, Claude M. Penn, Jr.;

MINNIE L. HUGHES (“Hughes”), domiciled and having her principal place of business in the State of Louisiana and whose mailing address is declared to be P.O. Box 339 Amite, Louisiana 70422 (“Hughes”);

And now to these presents came and appeared, CLAUDE M. PENN, Jr. (“CMP”), to join, ratify and confirm the acts of the foregoing,

although not as owner of any of the foregoing, but to bind himself, personally as if a Seller hereunder, domiciled and having his principal place of business in the State of Louisiana and whose mailing address is declared to be P.O. Box 339 Amite, Louisiana 70422;

and

GAMECO HOLDINGS, INC., a Delaware corporation, with offices at 718 S. Buchanan, Suite C, Lafayette, Louisiana 70501 (“Gameco”), represented herein by Jeffrey P. Jacobs, its duly authorized representative;

each of whom did execute and deliver this Asset Purchase Agreement (this “Agreement”) as of the Agreement Date.

RECITALS

WHEREAS, the Sellers (all capitalized terms in these recitals having the meanings hereinafter ascribed to them in this Agreement) own and operate three (3) truck stops located in the State of Louisiana, at which electronic video draw poker gaming activities are undertaken; and

WHEREAS, Purchaser desires to purchase all assets of the aforesaid truckstops (excluding only the Excluded Assets), and the respective Sellers are willing to transfer such assets to Purchaser, upon and subject to the terms and conditions hereinafter set forth, including the transfer of the Listed Devices to a licensed device owner designated by the Purchaser.

NOW THEREFORE, in consideration of the premises, obligations, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties agree as follows:

Section 1.  Definitions and Related Matters.

1.1                                 Definitions.  For the purposes of this Agreement, the following terms have the meanings set forth below (such meanings to be applicable to both the singular and plural forms of the terms defined):

“Accounts Receivable” shall have the meaning given such term under GAAP.

 “Acquired Assets” shall mean collectively the Feliciana Acquired Assets, the Forest Gold Acquired Assets and the St. Helena Acquired Assets.

“Affiliate” of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such particular Person.  The term “control” means the possession, directly or indirectly, of the power to direct the management and/or policies of a Person whether through the ownership of securities, by contract or otherwise.

“Assumed Contracts” shall mean the Contracts identified on Schedule 6.7(b).

“Businesses” shall mean collectively the Feliciana Business, the Forest Gold Business and the

St. Helena Business.

“Business Day” means any day other than a Saturday, Sunday or public holiday under the laws of the State of Louisiana or any other day on which banking institutions are obligated to close in Baton Rouge, Louisiana.  A reference to a specific number of days anywhere in this Agreement shall be deemed to refer to Business Days.

“Capital Expenditures” means all expenditures for any capital or fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year (including expenditures with respect to Capitalized Lease Obligations, but excluding expenditures which are fully expensed in the period incurred in accordance with GAAP consistently applied).

“Capitalized Leases” means a lease under which the obligations of the lessee should, in accordance with GAAP consistently applied, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

“Capitalized Lease Obligations” means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13.

“Closing” has the meaning set forth in Section 2.2.

“Closing Certificate” has the meaning set forth in Section 7.1(i).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Reports” shall mean collectively the Feliciana Closing Reports, the Forest Gold Closing Reports and the St. Helena Closing Reports.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Contracts” shall have the meaning set forth in Section 6.7(a).

“Credit” shall equal the sum of Sixty-Seven Thousand One Hundred Forty-Five and 49/100 Dollars ($67,145.49).

“Deposit” shall mean the sum of One Hundred Fifty Thousand and no/100 Dollars ($150,000.00).

“Devices” shall mean “Video Draw Poker Devices” as defined in the Video Draw Poker Devices Control Law, Louisiana Revised Statutes, Title 27:301 et seq., as amended from time to time.

 “Environmental and Safety Requirements” means all federal, state, parish and local statutes, regulations, rules, ordinances and similar provisions having the force or effect of law, all licenses, permits, authorizations, approvals, covenants or criteria having the force or effect of law, all guidelines having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law and equitable doctrines (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability), in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation), each as amended and as now or hereafter in effect, including, by way of illustration and not limitation, the Occupational Safety and Health Act of 1970, 29 U.S.C. § 651, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901, et seq., the Clean Air Act, 42 U.S.C. § 7401, et seq., the Solid Waste Disposal Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq., and any similar or corresponding state, local, municipal and/or parish ordinance, rule, regulation, law or act (or any successor legislation thereto).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

“Escrow Agent” shall mean Lawyers Title of Baton Rouge, Louisiana.

“Escrow Hold Back” shall equal One Hundred Thousand Dollars ($100,000.00).

“Establishment Licenses” shall mean collectively the Feliciana Establishment License, the Forest Gold Establishment License and the St. Helena Establishment License.

“Excluded Assets” shall mean the following as related to any of the Businesses:

(a)                                  The originals of all books and records of any Seller;

(b)                                 Rights of any Seller pursuant to or under this Agreement;

(c)                                  Any federal, state or local tax refunds or tax credits of any Seller;

(d)                                 Any leases, not necessary to or used in the operation of any of the Businesses, by any Seller of any personal property unless it is an Assumed Contract;

(e)                                  All notes, bonds or other evidence of Indebtedness of any Person held by any Seller;

(f)                                    All cash, cash equivalents or Investments and deposits of any Seller, excepting therefrom, all cash and cash equivalents arising from the operation of any of the Businesses after Noon on the Closing Date and all Investments and deposits arising from such cash or cash equivalents, which shall be the sole property of Purchaser;

(g)                                 Any and all insurance policies of any Seller or any of their Affiliates and all rights to any refunds in connection therewith; provided, however, the Purchaser shall have no responsibility for any loss of prepaid premiums or other costs, expenses or charges arising from or associated with the foregoing;

(h)                                 All rights, claims and causes of action relating to any of the property included in the preceding description of Excluded Assets.

“Feliciana Acquired Assets” shall mean all assets, privileges, rights, licenses, Accounts Receivables, interests and claims (whether personal, tangible or intangible) of every type and description used in, or held for use in, the operation of the Feliciana Business, other than Excluded Assets.  Feliciana Acquired Assets, include, but are not limited to, each of the following:

(a)                                  fee simple title (subject to Permitted Encumbrances) in and to certain improved real property located at 30036 Hwy 16 West, Amite, Louisiana 70422, Louisiana (the “Feliciana Real Property”), consisting of approximately 9.767 acres, more or less, together with all improvements, buildings, structures, issues, profits and rents, fixtures and all rights pursuant to any leases, recorded or unrecorded, respecting all or any part of the Feliciana Real Property; together with, to the extent legally transferable, all approvals, authorizations, consents, licenses, permits, privileges, rights, variances and waivers relating to the Feliciana Real Property from any federal, state, parish, municipal or other governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality having jurisdiction over the Feliciana Real Property, if any, including, but not by way of limitation, those with respect to building, effluent control, environmental protection, fire, foundation, pollution control, use, utilities and zoning heretofore held by or granted to any Seller; together with any and all easements, servitudes, rights and privileges appurtenant thereto, including all right, title and interest of any Seller in and to any land lying in the bed of any street, road or avenue currently adjoining, lying across or adjacent to or to be opened or proposed in front of or adjoining the Feliciana Real Property, and all riparian rights; all of the foregoing being collectively referred to as the “Feliciana Premises” and being further described in Exhibit A;

(b)                                 all machinery, equipment, display cases, refrigerators, coolers, sinks, ovens, stoves, telephones, cash registers, beds, other furniture and other equipment, chattels and fixtures used in or supporting the Feliciana Business, including, but not limited to, those items identified on Schedule 1.1 (Feliciana Acquired Assets);

(c)                                  all inventories of any kind, including raw materials, works in process, supplies, spare parts and all goods and products held for sale, or utilized in the creation or sale of any of the foregoing, including, without limitation, fuel, restaurant supplies and stock, convenience store stock, all tools, cooking utensils, pots, pans, shelving, racks, glassware, stemware, menu stock, bar and food stuffs, including, but not limited to, those items identified on Schedule 1.1 (Feliciana Inventories), excepting those consumable, saleable items sold or consumed in the ordinary course of operating the Feliciana Business;

(d)                                 all Intellectual Property Rights used in the Feliciana Business, including the names, “Amite Truck Plaza”, “Amite Plaza” or any variation of the foregoing;

(e)                                  accurate copies of all books and records relating to the Feliciana Business, including, without limitation (to the extent such information exists and is in the possession of, or under the control of, any Seller): (i) lists of all past customers and suppliers; (ii) records with respect to all equipment, including warranties and service agreements, inventory and machinery; (iii) any and all business plans and/or models; (iv) all financial records and reports; (v) a list of all employees, including each employee’s rate of pay, title, length of employment with starting date, date of last payment prior to the Agreement Date and a detailed description of any and all benefits each may be receiving; and (vi) all other books and records used by any Seller in the operation of the Feliciana Business;

(f)                                    all approvals, authorizations, consents, licenses, permits, registrations, certificates, privileges, rights, variances and waivers relating to or necessary for the operation of the Feliciana Business from any federal, state, parish, municipal or other governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality having jurisdiction over the Feliciana Business, to the extent the same are transferable;

(g)                                 all fixtures and improvements located on the Feliciana Premises;

(h)                                 all goodwill of the Feliciana Business;

(i)                                     those Contracts related to the Feliciana Business and identified on Schedule 6.7(b); and

(j)                                     the Feliciana Listed Devices which shall be acquired by Southern Trading Corporation, or any other properly licensed designee of Purchaser.

“Feliciana Business” shall mean all of the operations and business of the truck stop located on the Feliciana Premises, including, but not limited to, its gaming operations, convenience store, restaurant facility and its motor and diesel fuel sales.

“Feliciana Closing Reports” shall mean for the Feliciana Business: (i) the semi-monthly device operator reports generated by the Feliciana Business, showing coin-in, prize and pay out amounts; (ii) the fuel sales reports; and (iii) Financial Statements, in each case for the period commencing on January 1, 2005 through the Closing Date.

“Feliciana Establishment License” shall mean a Type V license to operate Devices at a qualified truck stop facility as defined in the Video Draw Poker Devices Control Law, Louisiana Revised Statutes, Title 27:301 et seq., and in Chapter 42 of the Louisiana Administrative Code, both as amended from time to time, for the Feliciana Premises.

“Feliciana Listed Devices” shall mean those Devices listed on Schedule 1.1 (167 Listed Devices).

“Feliciana Mortgage” shall mean the mortgage, in the form of Exhibit H, attached hereto and incorporated by reference herein, granted by the entity who shall take title to the Feliciana Premises in favor of Feliciana and encumbering the Feliciana Premises; provided, however, such form shall be subject to the reasonable approval of the Purchaser’s lender and the reasonable approval by the Sellers of any attendant changes required thereby.

“Feliciana Promissory Note” shall mean that certain promissory note issued by the entity who shall take title to the Feliciana Acquired Assets, in favor of Feliciana, in the original principal amount of Four Million One Hundred Thousand and no/100 Dollars ($4,100,000.00), in the form of Exhibit I, attached hereto and incorporated herein; provided, however, such form shall be subject to the reasonable approval of the Purchaser’s lender and the reasonable approval by the Sellers of any attendant changes required thereby.

“Financial Statements” shall mean a statement of income and a balance sheet

 “GAAP” means United States generally accepted accounting principles as promulgated by the Financial Accounting Standards Board, as in effect from time to time.

“Guaranty” shall mean that certain guaranty, strictly in the form attached hereto as Exhibit G, issued by Jeffrey P. Jacobs, individually, and Stanley R. Gorom III, solely as Trustee of the Jacobs Family Control Trust and the Jacobs Family Economic Trust in favor of Feliciana and Forest Gold; provided, however, such form shall be subject to the reasonable approval of the Purchaser’s lender and the reasonable approval by the Sellers of any attendant changes required thereby.

“Forest Gold Acquired Assets” shall mean all assets, privileges, rights, licenses, Accounts, Receivables, interests and claims (whether personal, tangible or intangible) of every type and description used in, or held for use in, the operation of the Forest Gold Business, other than Excluded Assets.  Forest Gold Acquired Assets, include, but are not limited to, each of the following:

(a)                                  fee simple title (subject to Permitted Encumbrances) in and to certain improved real property located at 30092 Hwy 16 West, Amite, Louisiana 70422 (the “Forest Gold Real Property”), consisting of approximately 5.30 acres, more or less, together with all improvements, buildings, structures, issues, profits and rents, fixtures and all rights pursuant to any leases, recorded or unrecorded, respecting all or any part of the Forest Gold Real Property; together with, to the extent legally transferable, all approvals, authorizations, consents, licenses, permits, privileges, rights, variances and waivers relating to the Forest Gold Real Property from any federal, state, parish, municipal or other governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality having jurisdiction over the Forest Gold Real Property, if any, including, but not by way of limitation, those with respect to building, effluent control, environmental protection, fire, foundation, pollution control, use, utilities and zoning heretofore held by or granted to any Seller; together with any and all easements, servitudes, rights and privileges appurtenant thereto, including all right, title and interest of any Seller, in and to any land lying in the bed of any street, road or avenue currently adjoining, lying across or adjacent to or to be opened or proposed in front of or adjoining the Forest Gold Real Property, and all riparian rights; all of the foregoing being collectively referred to as the “Forest Gold Premises” and being further described in Exhibit B;

(b)                                 all machinery, equipment, display cases, refrigerators, coolers, sinks, ovens, stoves, telephones, cash registers, furniture and other equipment, chattels and fixtures used in or supporting the Forest Gold Business, including, but not limited to, those items identified on Schedule  1.1 (Forest Gold Acquired Assets);

(c)                                  all inventories of any kind, including raw materials, works in process, supplies, spare parts and all goods and products held for sale, or utilized in the creation or sale of any of the foregoing, including, without limitation, fuel, restaurant supplies and stock, convenience store stock, all tools, cooking utensils, pots, pans, shelving, racks, glassware, stemware, menu stock, bar and food stuffs, including, but not limited to, those items identified on Schedule 1.1 (Forest Gold Inventories), excepting those consumable, saleable items sold or consumed in the ordinary course of operating the Forest Gold Business;

(d)                                 all Intellectual Property Rights used in the Feliciana Business, including the names, “Forest Gold” or any variation of the foregoing;

(e)                                  accurate copies of all books and records relating to the Forest Gold Business, including,

without limitation (to the extent such information exists and is in the possession of, or under the control of, any Seller): (i) lists of all past customers and suppliers; (ii) records with respect to all equipment, including warranties and service agreements, inventory and machinery; (iii) any and all business plans and/or models; (iv) all financial records and reports; (v) a list of all employees, including each employee’s rate of pay, title, length of employment with starting date, date of last payment prior to the Agreement Date and a detailed description of any and all benefits each may be receiving; and (vi) all other books and records used by any Seller in the operation of the Forest Gold Business;

(f)                                    all approvals, authorizations, consents, licenses, permits, registrations, certificates, privileges, rights, variances and waivers relating to or necessary for the operation of the Forest Gold Business from any federal, state, parish, municipal or other governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality having jurisdiction over the Forest Gold Business, to the extent the same are transferable;

(g)                                 all fixtures and improvements located on the Forest Gold Premises;

(h)                                 all goodwill of the Forest Gold Business;

(i)                                     those Contracts related to the Forest Gold Business and identified on Schedule 6.7(b); and

(j)                                     the Forest Gold Listed Devices which shall be acquired by Southern Trading Corporation, or any other properly licensed designee of Purchaser.

“Forest Gold Business” shall mean all of the operations and business of the truck stop located on the Forest Gold Premises, including, but not limited to, its gaming operations, convenience store, restaurant facility and its motor and diesel fuel sales.

“Forest Gold Closing Reports” shall mean for the Forest Gold Business: (i) the semi-monthly device operator reports generated by the Forest Gold Business, showing coin-in, prize and pay out amounts; (ii) the fuel sales reports; and (iii) Financial Statements, in each case for the period commencing on January 1, 2005 through the Closing Date.

 “Forest Gold Establishment License” shall mean a Type V license to operate Devices at a qualified truck stop facility as defined in the Video Draw Poker Devices Control Law, Louisiana Revised Statutes, Title 27:301 et seq., and in Chapter 42 of the Louisiana Administrative Code, both as amended from time to time, for the Forest Gold Premises.

“Forest Gold Listed Devices” shall mean those Devices listed on Schedule 1.1 (Forest Gold Listed Devices).

“Forest Gold Mortgage” shall mean the mortgage, in the form of Exhibit H, attached hereto and incorporated by reference herein, granted by the entity who shall take title to the Forest Gold Premises in favor of Forest Gold encumbering the Forest Gold Premises; provided, however, such form shall be subject to the reasonable approval of the Purchaser’s lender and the reasonable approval by the Sellers of any attendant changes required thereby.

“Forest Gold Promissory Note” shall mean that certain promissory note issued by the entity who shall take title to the Forest Gold Acquired Assets, in favor of Forest Gold, in the original principal amount of Two Million Nine Hundred Thousand and no/100 Dollars ($2,900,000.00), in the form of Exhibit I, attached hereto and incorporated herein; provided, however, such form shall be subject to the reasonable approval of the Purchaser’s lender and the reasonable approval by the Sellers of any attendant changes required thereby.

“Indebtedness” means at a particular time, any indebtedness in any form, nature or type whatsoever, including but not limited to: (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money; (ii) any indebtedness evidenced by any note, bond, debenture or other debt instrument; (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise; (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit); (v) any obligations for which a Person is obligated pursuant to a guarantee; (vi) any obligations under Capitalized Leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss; (vii) any indebtedness secured by a Lien on a Person’s assets; and (viii) net obligations under hedging arrangements (including, without limitation, derivatives) designed to protect a Person against fluctuations in interest rates, currency exchange rates, commodity prices or other financial transactions.

“Intellectual Property Rights” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and business names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, databases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and other information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

“Investment” as applied to any Person means (i) any direct or indirect ownership, purchase or other acquisition, or right to acquire, by such Person of any notes, obligations, instruments, stock, securities or ownership interests (including partnership interests, membership interests and joint venture interests) of any other Person, and (ii) any capital contribution by such Person to any other Person.

“Knowledge” or any derivation thereof, including any uncapitalized use thereof, shall mean, actual knowledge of a condition or set of facts as has been obtained from any source, including, regardless of any common law or statutory definition of the foregoing, information which would cause a reasonable person to inquire further.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, charge or other restriction of any kind whatsoever (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against any of the Businesses or the Acquired Assets, any filing of or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to any Seller for use in any of the Businesses or the Acquired Assets under a lease which is not in the nature of a conditional sale or title retention agreement.

“Liquor and Gaming Laws of the State of Louisiana” shall mean the laws promulgated in the Louisiana Revised Statutes Title 27:1 et seq., and Title 26:1 et seq., as amended from time to time and the Louisiana Administrative Code provisions interpreting the same.

“Listed Devices” shall mean collectively the Feliciana Listed Devices, the Forest Gold Listed Devices and the St. Helena Listed Devices, together with any and all parts, spare parts, paper readers or other equipment used therein or in support thereof and which shall be acquired by Southern Trading Corporation or any other properly licensed designee of the Purchaser.

“Material Adverse Effect” or “Material Adverse Change” means any matter or matters which would, alone or in the aggregate, have an adverse effect on  (i) the financial condition, operating results, assets, liabilities, operations, condition (financial or otherwise), business or prospects of any Seller, any of the Businesses or any of the Acquired Assets or any Affiliate of any Seller, (ii) the ability of any Seller or any of the Businesses to perform any of their obligations related to the operations of the Businesses, (iii) the ability of any of the Premises to qualify as a truck stop facility under the Liquor and Gaming Laws of the State of Louisiana.  Material Adverse Effect or Material Adverse Change specifically includes, but is not limited to: (a) any violation by any Seller or any of the Businesses, in any form and for any reason, of the Liquor and Gaming Laws of the State of Louisiana; or (ii) the revocation or suspension, for any period of time, of any liquor or gaming license issued by the State of Louisiana or parish government to any Seller or any of the Businesses and used in the operations of any of the Businesses; or (iii) the ability of any of the Premises to qualify as a truck stop facility under the Liquor and Gaming Laws of the State of Louisiana.

“Mortgages” shall mean the Feliciana Mortgage and the Forest Gold Mortgage.

“Permitted Encumbrances” shall mean:

(i)                                     real estate and ad valorem taxes not yet due and payable;

(ii)                                  interests or title of a lessor or lessee under any lease identified in Schedule 6.7(b); and

(iii)                               to the extent existing on the Closing Date hereof, those matters contained in the Title Evidence of which Purchaser has approved under Section 3; provided, however, Permitted Encumbrances shall not include those Liens that Sellers are obligated to discharge pursuant to Section 3.3(c).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof and any other entity.

“Premises” shall mean collectively the Feliciana Premises, the Forest Gold Premises and the St. Helena Premises.

“Promissory Notes” shall mean the Feliciana Promissory Note and the Forest Gold Promissory Note.

“Purchase Price” shall mean Thirty-Three Million Five Hundred Thousand and no/100 Dollars ($33,500,000.00); and shall be allocated as follows: (i) Seventeen Million Nine Hundred Thousand and no/100 Dollars ($17,900,000.00) to Feliciana for the Feliciana Acquired Assets; (ii) Twelve Million Five Hundred Thousand and no/100 Dollars ($12,500,000.00) to Forest Gold for the Forest Gold Acquired Assets; and (iii) Three Million One Hundred Thousand and no/100 Dollars ($3,100,000.00) to St. Helena for the St. Helena Acquired Assets.

“Purchaser” means Gameco Holdings, Inc., a Delaware corporation, its successors, assigns and/or designees, for each of the Businesses.

“Sellers” shall mean collectively Feliciana, Forest Gold, St. Helena, JMP and Hughes, and the term “Seller” shall mean any one of and each of the foregoing in such capacity, and shall also include, for all purposes hereunder, CMP.

“Settlement Statements” shall mean one or more statements, signed by each of the Sellers and the Purchaser and to be received by the Escrow Agent at or prior to the Closing, identifying all funds to be received by the Escrow Agent at or prior to the Closing and further identifying how and to whom all such funds are to be paid by the Escrow Agent, such that all Acquired Assets, the Businesses and the Premises are transferred to Purchaser and/or its designee(s) free and clear of any and all Liens whatsoever, except for Permitted Encumbrances.

“St. Helena Acquired Assets” shall mean all assets, privileges, rights, licenses, Accounts Receivables, interests and claims (whether personal, tangible or intangible) of every type and description used in, or held for use in, the operation of the St. Helena Business, other than Excluded Assets.  St. Helena Acquired Assets, include, but are not limited to, each of the following:

(a)                                  fee simple title (subject to Permitted Encumbrances) in and to certain improved real property located at 30139 Hwy 16 West, Amite, Louisiana 70422 (the “St. Helena Real Property”), consisting of approximately 5.50 acres, more or less, together with all improvements, buildings, structures, issues, profits and rents, fixtures and all rights pursuant to any leases, recorded or unrecorded, respecting all or any part of the St. Helena Real Property; together with, to the extent legally transferable, all approvals, authorizations, consents, licenses, permits, privileges, rights, variances and waivers relating to the St. Helena Real Property from any federal, state, parish, municipal or other governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality having jurisdiction over the St. Helena Real Property, if any, including, but not by way of limitation, those with respect to building, effluent control, environmental protection, fire, foundation, pollution control, use, utilities and zoning heretofore held by or granted to any Seller; together with any and all easements, servitudes, rights and privileges appurtenant thereto, including all right, title and interest of any Seller in and to any land lying in the bed of any street, road or avenue currently adjoining, lying across or adjacent to or to be opened or proposed in front of or adjoining the St. Helena Real Property, and all riparian rights; all of the foregoing being collectively referred to as the “St. Helena Premises” and being further described in Exhibit C;

(b)                                 all machinery, equipment, display cases, refrigerators, coolers, sinks, ovens, stoves, telephones, cash registers, furniture and other equipment, chattels and fixtures used in or supporting the Pelican Business, including, but not limited to, those items identified on Schedule 1.1 (St. Helena Acquired Assets);

(c)                                  all inventories of any kind, including raw materials, works in process, supplies, spare parts and all goods and products held for sale, or utilized in the creation or sale of any of the foregoing, including, without limitation, fuel, restaurant supplies and stock, convenience store stock, all tools, cooking utensils, pots, pans, shelving, racks, glassware, stemware, menu stock, bar and food stuffs, including, but not limited to, those items identified on Schedule 1.1 (St. Helena Inventories);

(d)                                 all Intellectual Property Rights used in the St. Helena Business, including the names, “St. Helena Express” or any variation of the foregoing;

(e)                                  accurate copies of all books and records relating to the St. Helena Business, including, without limitation (to the extent such information exists and is in the possession of, any Seller): (i) lists of all past customers and suppliers; (ii) records with respect to all equipment, including warranties and service agreements, inventory and machinery; (iii) any and all business plans and/or models; (iv) all financial records and reports; (v) a list of all employees, including each employee’s rate of pay, title, length of employment with starting date, date of last payment prior to the Agreement Date and a detailed description of any and all benefits each may be receiving; and (vi) all other books and records used by any Seller in the operation of the St. Helena Business;

(f)                                    all approvals, authorizations, consents, licenses, permits, registrations, certificates, privileges, rights, variances and waivers relating to or necessary for the operation of the St. Helena Business from any federal, state, parish, municipal or other governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality having jurisdiction over the St. Helena Business, to the extent the same are transferable;

(g)                                 all fixtures and improvements located on the St. Helena Premises;

(h)                                 all goodwill of the St. Helena Business;

(i)                                     those Contracts related to the St. Helena Business and identified on Schedule 6.7(b); and

(j)                                     the St. Helena Listed Devices which shall be acquired by Southern Trading Corporation or any other properly licensed designee of Purchaser.

“St. Helena Business” shall mean all of the operations and business of the truck stop formerly operated on the St. Helena Premises, including, but not limited to, its gaming operations, convenience store, restaurant facility and its motor and diesel fuel sales.

“St. Helena Closing Reports” shall mean for the St. Helena Business: (i) the semi-monthly device operator reports generated by the St. Helena Business, showing coin-in, prize and pay out amounts; (ii) the fuel sales reports; and (iii) Financial Statements, in each case for the period commencing on January 1, 2005 through the Closing Date.

“St. Helena Establishment License” shall mean a Type V license to operate Devices at a qualified truck stop facility as defined in the Video Draw Poker Devices Control Law, Louisiana Revised Statutes, Title 27:301 et seq., and in Chapter 42 of the Louisiana Administrative Code, both as amended from time to time, formerly held for the St. Helena Premises.

“St. Helena Listed Devices” shall mean those Devices listed on Schedule 1.1 (St. Helena Listed Devices).

“Surveys” shall have the meaning given it in Section 3.4.

“Tax” or “Taxes” means any federal, state, county, parish, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, gaming, environmental, communications, real or personal property, capital stock, membership interest, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes or fees of any kind whatsoever (including deficiencies, penalties, additions to tax or fees, and interest attributable thereto) whether disputed or not.

“Tax Return” means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

 “Title Company” shall mean Lawyers Title of Baton Rouge, Louisiana.

“Title Evidence” shall mean the Title Policy and the Surveys, as defined in Sections 3.3 and 3.4, respectively.

1.2                                 Accounting Principles.  The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied.

1.3                                 Other Interpretive Matters.  In this Agreement, unless a clear contrary intention appears:  (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement and the Schedules and Exhibits hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof (and without giving effect to any amendment or modification that would not be permitted in accordance with the terms hereof); (e) reference to any applicable law means such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any particular provision of any applicable law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified; (f) reference to any Article, Section or Exhibit means such Article or Section hereof or such Exhibit hereto; (g) “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof; and (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term.

1.4                                 References to Time.  Any and all references to a specific time on the Closing Date shall be deemed to mean that specific time as measured in Baton Rouge, Louisiana.

Section 2.                                            Purchase of Assets and Closing.

2.1                                 Purchase and Sale of the Acquired Assets.

(a)                                  At the Closing, subject to the terms and conditions contained in this Agreement, the Sellers, as applicable, shall sell, assign, set-over, convey, deliver and transfer to the Purchaser, or its designee, free and clear of any and all Liens and whatsoever, excepting only Permitted Encumbrances, and the Purchaser shall purchase from the Sellers all of their right, title and interests in and to the Acquired Assets for the Purchase Price.

(b)                                 Within ten (10) days following the execution of this Agreement by all parties hereto, the Purchaser shall deliver the Deposit to the Escrow Agent.  The Deposit shall be applied as a credit toward the Purchase Price by the Escrow Agent at the Closing.  In the event Purchaser shall terminate this Agreement for any reason prior to the Closing Date, upon notice to the Escrow Agent and the Sellers of the Purchaser’s election to terminate this Agreement, the Escrow Agent shall promptly release the Deposit to the Purchaser.

(c)                                  Notwithstanding anything contained in this Agreement to the contrary, the Purchase Price shall be paid as follows:

(i)                                     Twenty-Six Million Five Hundred Thousand Dollars ($26,500,000.00), less the Deposit, the Credit and less any applicable prorations or credits due the Purchaser and plus any applicable prorations or credits due the Sellers, shall be paid, in immediately available funds, via wire transfer at Closing (the “Cash Portion of the Purchase Price”);

(ii)                                  Seven Million Dollars ($7,000,000.00) shall be evidenced by the Promissory Notes to be delivered at the Closing.  The Promissory Notes shall be secured by: (A) the Mortgage; provided, however, the issuance and form of such mortgage shall be subject in all respects to the reasonable approval of the Purchaser’s lender; and (B) the Guaranty, each of which shall be delivered at the Closing; and

(iii)                               Sellers agree to execute such additional documents evidencing: (i) the subordination of the Promissory Notes and the Mortgages under such terms and subject to such conditions as shall be reasonably required by the Purchaser’s lender and subject to the Seller’s reasonable review and approval; and (ii) the transfer of the Notes and Mortgages to any Affiliate of the Purchaser that also owns all of the assets of the applicable Business so transferred.

(d)                                 The Closing of the purchase and sale of the Acquired Assets shall take place at the offices of the Title Company or at such other place as may be mutually agreeable to the Sellers and the Purchaser.  The parties and/or their respective agents shall gather at the Title Company on the day prior to Closing to review all closing documents and the Settlement Statements.  At the Closing, upon payment of the Purchase Price, the Sellers shall deliver to the Purchaser the Acquired Assets, together with such acts of cash sales, bills of sale, assignments, certificates, resolutions, transfer powers, deed(s) and other documents and instruments of conveyance as shall be reasonably satisfactory to the Purchaser and its counsel to transfer ownership of the Acquired Assets to Purchaser or its designee, including, but not limited to, those items identified in Section 10 below.

(e)                                  Each of the Sellers acknowledges and agrees that Purchaser will pay and deliver the entire Purchase Price pursuant to the Settlement Statements at the Closing and that payment of the

Purchase Price pursuant to the Settlement Statements shall satisfy any and all of the Purchaser’s obligations for payment of the Purchase Price hereunder to all of and each of the Sellers.  Each of the Sellers acknowledges and agrees that the payment of the Purchase Price pursuant to the Settlement Statements has separate and direct economic benefit to each of them, and that such payment is appropriate consideration and reasonably related to the value of the interests each party is transferring hereunder.

(f)                                    Two Hundred Thousand and no/100 Dollars ($200,000.00) of the Purchase Price is specifically allocated as payment to the foregoing entities and individuals as consideration for their obligations and covenants under Section 11.21 below.  The parties acknowledge and agree that this allocation is a reasonable allocation given the entities’ and the individuals’ and their relative abilities and experience in the gaming industry.

2.2                                 Closing.  The sale and transfer of the Acquired Assets from the Sellers to the Purchaser (or Purchaser’s designee, as applicable) (the “Closing”), pursuant to the terms and subject to the conditions of this Agreement, shall take place on a date determined by the Purchaser upon at least ten (10) days prior notice to the Sellers; provided, however, in no event shall such date be later than July 15, 2006 (the “Closing Date”).

2.3                                 Non-Assumption of Liabilities by Purchaser.  The Purchaser does not assume and shall not be liable for any of the debts, obligations, expenses, claims, liabilities or commitments, of any nature whatsoever (collectively, the “Obligations”) of any of the Sellers, whether arising prior to, on or after the Closing, including, but not limited to Obligations arising from or related to the Sellers’ ownership and/or operation of the Acquired Assets, the Premises and/or any of the Businesses.  Each of the Sellers agrees that all Obligations (other than Obligations under the Assumed Contracts that accrue after the Closing) which arise and/or accrue after the Closing, shall remain the obligations of the Sellers, as applicable.  The Sellers jointly, severally, and in solido, do hereby indemnify, defend and hold Purchaser harmless from and against any and all claims, losses, expenses, damages or liabilities asserted against or suffered by Purchaser (including reasonable attorneys’ fees and costs) arising out of or resulting from the Obligations, except for Obligations arising under the Assumed Contracts that accrue after the Closing.

2.4                                 Release of Interests.  As of the Closing, each of the Sellers agrees and does hereby, for themselves, their owners, shareholders, members, directors, officers, employees and agents, release any and all interests any of them may have in the Acquired Assets and/or the Premises or the operation of any of the Businesses, and each of them shall deliver to the Escrow Agent at Closing such documents and instruments as may be reasonably acceptable to the Purchaser and its counsel evidencing said releases.

2.5                                 Release of Funds.

(a)                                  Upon completion of the transfers and deliveries described in Sections 2.1, 2.2,  2.3, and 2.4 above and completion of the requirements of Section 10, the Escrow Agent shall deliver the Purchase Price as directed on the Settlement Statements.  Any fees charged by the Escrow Agent for its services hereunder shall be shared equally between the Purchaser and Sellers, with the Purchaser paying one-half (1/2) of such fees and the Sellers being jointly and severally responsible for the remaining one-half (1/2) of such fees.

(b)                                 Notwithstanding the foregoing, the parties agree that this Agreement and the Closing Date shall be subject to the following suspensive conditions: the date of the receipt by the Purchaser of the funds from any financing being used to purchase the Acquired Assets, including, but not limited to, any publicly traded debentures (the “Funds”).  If the Funds have not been received as of the Closing Date, the Closing Date shall be extended from day to day for no more than thirty (30) Business Days until the third (3rd) day following the date each suspensive condition is satisfied or waived.  In such an event, the Sellers shall continue to operate the Businesses and the gaming and other operations thereof in accordance with the requirements of this Agreement.  Notwithstanding the foregoing, nothing contained in this paragraph shall delay the Closing for more than thirty (30) Business Days, after which time this Agreement shall be deemed terminated.

Section 3.                                            Due Diligence.  Beginning on the Agreement Date and continuing to and including the Closing Date, Purchaser shall have the right to perform the following due diligence pursuant to the terms and conditions hereof.

3.1                                 General Testing and Inspections.

(a)                                  Following the Agreement Date, Purchaser shall have the right to conduct such engineering, environmental, general business and feasibility studies inspections, reviews, testing and audits of the Acquired Assets, the Premises and the Businesses and their assets, liabilities, operations (including gaming operations and records), financial performance and affairs as Purchaser deems necessary, including soil tests, borings, drainage tests and similar tests on any land or improvement owned by the Sellers and used in the Businesses, and audits and reviews of all of the Business’s or Sellers’ financial and business records, operations, documents and instruments.  Such studies shall be conducted by Purchaser and its agents at the Purchaser’s sole cost and expense.

(b)                                 Subject to reasonable advance notice, the Sellers agree to allow Purchaser and/or its agents access to all assets, records, documents and instruments of the Businesses or the Acquired Assets to conduct such studies inspections, reviews, testing and audits, provided such access shall not unreasonably interfere with the activities of the Sellers.  Purchaser shall save, defend, indemnify and hold the Sellers harmless from and against all claims, lawsuits, judgments, losses, liabilities or expenses of any kind or nature which may be asserted against or incurred by the Sellers as the result of the examination, tests, audits or studies of the Acquired Assets, the Premises or the Businesses by the Purchaser or any of its manager’s, members, employees, agents, contractors or designees (excluding the discovery of any preexisting condition on the Premises).

3.2                                 Zoning.  Prior to Closing, Purchaser shall have confirmed that each of the Premises and the current and intended uses of each thereof will be in compliance, as of the Closing Date, with all applicable building and zoning codes and any restrictions unique thereto.

3.3                                 Title Commitment; Defects.

(a)                                  Within thirty (30) Business Days following the Agreement Date, the Purchaser shall cause the Title Company to issue and deliver its commitment (the “Commitment”) for issuance of an ALTA Owners Fee Policy (Form B - revised 10-17-70) of title insurance covering each of the Premises in the full amount of the Purchase Price with values allocated per Premises as determined by Purchaser, which Commitment shall show insurable fee title to each of the Premises to be vested in one or more of Sellers, subject only to the Permitted Encumbrances.  Copies of the Commitment together with copies of each document affecting title to any of the Premises referenced therein, except for monetary encumbrances which are to be released at Closing, shall be delivered to Purchaser by the Title Company.  The cost and expense of the Commitment, the Title Policy and any premiums associated therewith shall be borne solely by the Purchaser.

(b)                                 Purchaser shall notify the Sellers of Purchaser’s disapproval of any matter contained in the Title Evidence within twenty (20) days following its receipt of all of the Title Evidence.  If the Title Evidence is not satisfactory to Purchaser (collectively, “Defects”), those Defects shall, as a condition to Purchaser’s obligations under this Agreement, be cured or removed from the Title Evidence within the earlier of: (i) thirty (30) days after notice to Sellers of the item of Title Evidence disclosing the Defects; or (ii) the Closing Date.  If Sellers elect not to cure and remove all Defects, this Agreement may be terminated, at Purchaser’s sole election, by written notice given to Seller within five (5) days after expiration of the period allowed for cure, in which event no party hereto shall have any further obligation to any other party hereunder except for Purchaser’s obligations under Section 3.1, and the deposit shall be returned to the Purchaser, or Purchaser may, at Purchaser’s sole election, waive such uncured Defects and proceed to close this transaction without off-set or deduction, in which case all uncured Defects that have been waived shall thereupon be deemed to be Permitted Encumbrances for all purposes under this Agreement.

(c)                                  Notwithstanding any provision of this Agreement to the contrary, Sellers shall have the obligation, via payment through escrow on the Closing Date, to secure releases, discharges or satisfactions, or otherwise cure at no cost to Purchaser, any Defect which is a Lien for the payment of money only (except real estate and ad valorem taxes and assessments which shall be prorated in accordance with Section 10), including, without limitation, all mortgages, any Lien, Indebtedness or encumbrance which may be released or discharged by the payment of a definite sum of money or any exception to title which arose as the result of the act or violation of any of the Sellers or anyone claiming by, from, through or under any of the Sellers.

(d)                                 It shall be a condition precedent to Purchaser’s obligation to consummate the transactions contemplated hereby that the Title Company can and will, upon filing the instruments for conveyance of record, issue its ALTA Owner’s Fee Policy (Form B revised 10-17-70) of title insurance (the “Title Policy”) in the full amount of the Purchase Price, at standard rates, insuring Purchaser’s  fee simple, title to each Premises subject only to the Permitted Encumbrances, and without the exception for certain of the standard printed exceptions (encroachments, tenants-in-possession, overlaps, boundary line dispute, or any other matters which would be disclosed by an accurate survey or inspection of each Premises, easements, servitudes or claims of easements or servitudes not shown by the public records, or any lien or right to a lien for services, labor or materials furnished to any of the Premises, imposed by law, and not shown by the public records), unless and except to the extent that any such matters included in the so-called standard printed exceptions have been approved or waived by Purchaser.  Each Seller with an interest in any of the Premises agrees to execute and deliver to the Title Company such affidavits and instruments as may be reasonably required to permit the Title Company to issue the Title Policy in the form required by this subsection and to provide a copy of such affidavits and instruments to Purchaser.

3.4                                 Survey.  Within ten (10) days of the Agreement Date, the Sellers shall deliver to the Purchaser all surveys of each of the Premises in the possession of any of the Sellers, together with copies of all reports, documents, notices, citations or records of any type or form in the possession of any of the Sellers relating to or identifying:  (i) any physical deficiency in any of the Premises; (ii) any adverse effect on any of the Premises, including, but not limited to, any records, notices or citations relating to or concerning any aspect of the environmental condition of any of the Premises; or (iii) a change in the current zoning, accessibility, physical characteristics, insurability, damage, condemnation, takings of or to any portion of any of the Premises.  In addition, prior to the Closing Date, Purchaser may cause a registered surveyor or professional engineer to prepare surveys (collectively, the “Surveys”) in form sufficient to enable the Title Company to delete from the Title Policy the so-called standard exception for matters disclosed by an accurate survey.  A perimeter legal description of each of the Premises as prepared by such surveyor or engineer shall be used to describe the Premises in the acts of cash sale used at the Closing.  The cost and expense of such Surveys shall be borne by the Purchaser.  In the event the Surveys disclose any encroachments, overlaps, boundary line disputes or any other matter affecting title to any of the Premises or which violates any law, rule or regulation or is otherwise unacceptable to the Purchaser, such matter(s) shall be considered to be Defect(s) and the relative rights and obligations of the parties with respect thereto shall be governed by the provisions of Section 3.3 hereof.

3.5                                 Environmental Matters.

(a)                                  Within ten (10) days of the Agreement Date, Sellers shall deliver to Purchaser copies of all environmental inspections and/or audit reports obtained by or on behalf of any Seller from one or more third-party environmental evaluation and/or consulting firms with respect to each of the Premises.

(b)                                 Purchaser, at its sole election, may cause an environmental evaluation and/or consulting firm (the “Consultant”) selected by Purchaser to conduct an environmental inspection and audit of the Premises (the “Audit”), including, but not limited to, a Phase I, II or III site assessment study.  The cost and expense of such Audit shall be borne by the Purchaser.  Purchaser and each Seller shall cooperate in an attempt to achieve the result that the Audit is performed as soon as practicable and is completed no later than sixty (60) days from the Agreement Date, and shall assist the Consultant in designing the parameters of the Audit which shall include without limitation a view of the Premises, inquiry into present and past uses of the Premises, review of records of the United States Environmental Protection Agency, the Louisiana Department of Environmental Quality, or other governmental entity having jurisdiction relating to environmental matters, field observations, determination of the integrity of any above-ground and underground storage or process tanks, and such additional investigation and testing as Purchaser and the Consultant shall agree are appropriate to determine if the Premises have been contaminated by, or contain any pollutant, industrial or other waste, or toxic or hazardous waste, substance or material, including, but not limited to, those defined, registered or listed as such pursuant to the Louisiana Revised Statutes, Comprehensive Environmental Response Compensation and Liability Act or the Toxic Substances Control Act and any lead paint, asbestos or asbestos-containing material (“environmental condition”).  In addition to providing any information reasonably requested by the Consultant, each Seller shall cooperate with Purchaser and the Consultant throughout the course of the Audit and shall cooperate in any other way reasonably requested by Purchaser or the Consultant.  Promptly upon completion of the Audit, the Consultant shall deliver a copy of the Audit to Purchaser and Sellers.

3.6                                 Other Records and Documents.

(a)                                  In addition to the foregoing, each of the Sellers, as applicable, agrees to deliver to the Purchaser, within twenty (20) days of the Agreement Date, a full and accurate list and a copy of each of the following to the extent such copies are in the possession or control of any of the Sellers:

(i)                                     copies of any and all deeds, certificates of title, liens, encumbrances, deeds of trust, mortgages, judgments, rights-of-way or easements, servitudes, covenants, conditions or restrictions, other exceptions or matters relating to or affecting any real or personal property used in any of the Businesses;

(ii)                                  all reciprocal easement/servitude agreements and similar agreements which are in effect with any other interested party with respect to any of the Premises or any of the Businesses;

(iii)                               copies of all certificates of occupancy, zoning variances, licenses, permits, authorizations and approvals relating to any of the Premises or any of the Businesses from any authority having jurisdiction over any of the Premises or any of the Businesses, together with any other notices and agreements related thereto, including, but not limited to, any and all gaming, occupational and liquor licenses and permits and renewals of the same or applications therefor;

(iv)                              to the extent not already required above, copies of any and all environmental permits, notices, demands, action letters, reports, assessments, audits, directives from any local, parish, state or federal agency, documentation of any environmental matter related to any of the Premises; identification of which portion of each of the Premises has ever been or is now being used for the storage, generation, treatment, manufacture, disposal or release of any “hazardous substance” as defined by the Comprehensive Environmental Response Compensation and Liability Act, identification of all waste disposal sites and the location of all underground storage tanks or lines, whether in use or abandoned; a summary of all environmental testing done by any of the Sellers or their lender(s); and identification of any event of non-compliance with any Environmental and Safety Requirements;

(v)                                 copies of all real estate, personal property, fuel and ad valorem taxes, assessments, general and special, bills and returns, gaming and liquor license fees and renewals and any and all notices of delinquencies and assessments of the same for any of the Businesses received by any of the Sellers within the twenty-four (24) month period preceding the Agreement Date;

(vi)                              copies of any and all leases affecting any of the Premises or any of the Businesses in any manner;

(vii)                           copies of all fuel sales reports whether maintained for the sole use of any of the Businesses or submitted to any federal, state or local governmental agency and continuing for each calendar month following the Agreement Date to be delivered within five (5) days of the close of each calendar month;

(viii)                        copies of the Financial Statements (per calendar month) for each of the months commencing January 1, 2004 through the Agreement Date for each of the Businesses, showing the results of operation of every aspect of each of the Businesses and continuing for each calendar month following the Agreement Date to be delivered within ten (10) days of the close of each calendar month;

(ix)                                copies of any and all Contracts affecting any of the Premises or any of the Businesses in any manner; and

(x)                                   all other documents and information under the control or possession of any of the Sellers and reasonably requested by the Purchaser.

Section 4.                                            Termination.  Notwithstanding anything contained in this Agreement to the contrary and in addition to any other rights of termination of the Purchaser under this Agreement, if on or before the Closing Date any of the studies, Title Evidence, Survey, audits, reviews or other activities performed pursuant to Sections 3.1, 3.2, 3.3, 3.4, 3.5 or 3.6, or any other information, however and whenever gathered or obtained (including information related to Purchaser’s financing), shall reveal information or conditions, unacceptable to the Purchaser, in its sole discretion, then Purchaser shall have the option to terminate this Agreement by giving written notice to the Sellers.  Upon the giving of such notice, this Agreement shall terminate and thereafter be null and void and of no further force and effect.

Thereafter, no party hereto shall have any further obligations to any other party hereunder and the Deposit shall be returned to the Purchaser.

Section 5.                                            Conditions Precedent.  Concurrently with the Closing and as a condition precedent thereto, Purchaser, or its designee, at its sole discretion, shall have entered into: (i) an Employment Agreement with Chad Tate, in a form mutually acceptable to both the Purchaser and Mr. Tate; and (ii) a deed restriction(s) covering the real property described therein, as shall be mutually agreeable to both the Sellers and the Purchaser.

Section 6.                                            Representations and Warranties of the Sellers  As a material inducement to the Purchaser to enter into this Agreement and for Purchaser to purchase the Acquired Assets hereunder, each of the Sellers does hereby, jointly, severally and in solido represent and warrant to the Purchaser as follows:

6.1                                 Organization, Power , Licenses and Capitalization

(a)                                  Each of the Sellers is duly formed, validly existing and in good standing under the laws of the States of their respective formation and is qualified to do business in Louisiana and every other jurisdiction in which its ownership of property or the conduct of business requires it to qualify. Each of the Sellers possesses all requisite power and authority, and all licenses, permits and authorizations necessary, to own and operate its properties, to carry on its businesses as now conducted and to carry out the transactions contemplated by this Agreement.  None of the Sellers is in violation of any of the provisions of its organizational or governance documents.

(b)                                 The Sellers, as applicable, own one hundred percent (100%) of all right, title and interest in and to the Acquired Assets, free and clear of any Liens, excepting only the Permitted Encumbrances, with full, valid, unencumbered organizational power and authority to convey the same.  There are no preemptive rights or rights of first refusal with respect to the transfer of any of the Acquired Assets.  The Acquired Assets are substantially all of the assets used in the operation of the Businesses.  No other assets are necessary or required to operate the Businesses, except those described on Schedule 6.1(b) hereto.

(c)                                  Any individuals who have any spousal or dower rights in any of the Acquired Assets, the Premises or the Business, under any federal, state or local law, including, but not limited to, Louisiana Civil Code Article 2531, have joined in the execution of this Agreement and have consented to the transfers contemplated herein and upon such transfers shall have waived any and all interests, rights or titles they may have in and to the Acquired Assets, the Premises or the Business.

(d)                                 The individuals signing this Agreement on behalf of another Person have been duly authorized and have full power and authority to bind the same.  The Individuals signing this Agreement on their own behalves are of full legal capacity and this Agreement upon such execution shall be fully enforceable against the same.

6.2                                 Affiliates; Subsidiaries; Investments.  There are no Affiliates of the Sellers or other Persons which own, of record or beneficially, any direct or indirect equity, Investment or other interest or any right (contingent or otherwise) to acquire the same, or in which the Sellers otherwise participate, which would have any interest in the Businesses, the Premises or the Acquired Assets following the Closing, excepting only the  interests of the respective counterparties under the Assumed Contracts.

6.3                                 Authorization; No Breach.  The execution, delivery and performance of this Agreement and all other agreements, instruments and transactions contemplated hereby and thereby to which any of the Sellers is a party have been duly authorized by all requisite organizational approvals.  This Agreement and all other agreements and instruments contemplated hereby to which any of the Sellers is a party each constitutes a valid and binding obligation of each such Seller enforceable against each Seller in accordance with its terms.  None of the Sellers, as of the Agreement Date, is the subject of any federal, state or local bankruptcy or reorganization proceedings or actions.  Assuming the payment of all Liens by the Sellers at the Closing, the execution and delivery by each of the Sellers of this Agreement and all other agreements and instruments contemplated hereby to which any of the Sellers is a party, the offering and sale of the Acquired Assets hereunder and the fulfillment of and compliance with the respective terms hereof by each of the Sellers does not and shall not: (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any Lien or Indebtedness upon the Acquired Assets or the Premises pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party, court or administrative or governmental body or agency pursuant to, the organizational or governance documents of any of the Sellers that is an entity, or any law, statute, rule or regulation to which any of the Sellers is subject or any agreement, instrument, order, judgment or decree to which any of the Sellers or their respective assets are subject, other than: (a) appropriate notifications to the Louisiana State Police and Louisiana gaming authorities of the consummation of the transfers contemplated by this Agreement;  (b) appropriate licensure and/or findings of suitability of the transferee of the Listed Devices by the Louisiana Gaming Control Board; and (c) appropriate consents by the counter parties to the Assumed Contracts.

6.4                                 Closing Reports and Absence of Liabilities.

(a)                                  The Closing Reports, attached hereto as Schedule 6.4(a) are: (i) true, accurate and complete; (ii) contain the same information as has been actually filed with the Louisiana State Police; and (iii) are (or, in the case of recent Closing Reports that have not yet been posted, will be when posted in the normal course of business) reflected in the books and records of the applicable Sellers, and fairly and accurately present the financial condition of the Businesses as of the dates thereof.  The Closing Reports shall be updated on and as of the Closing Date and shall be true, accurate and complete and consistent with any and all filings with any federal, state or local authorities or agencies as of the most recent reporting date prior to the Closing Date.

(b)                                 None of the Sellers has:

(i)                                     any liabilities or Indebtedness (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) which will remain a Lien upon any of the Businesses or any of the Acquired Assets following the Closing hereof, nor which will become a liability or obligation of the Purchaser on or after the Closing, other than the Assumed Contracts; or

(ii)                                  made any Capital Expenditures for which any of the Businesses or any of the Acquired Assets shall retain any liability or obligation, in any form, after the Closing Date; or

(iii)                               issued: (a) any notes, bonds or other debt securities which will remain or become an obligation of any of the Acquired Assets, any of the Businesses or the Purchaser on or after the Closing Date, or (b) any shareholder/partner/owner/member interests or other equity securities, membership interests, partnership interests or any securities convertible, exchangeable or exercisable into any ownership interests in any of the Acquired Assets or any Business; or

(iv)                              made any loans or advances to, guarantees for the benefit of, or any Investments in any of the Businesses or any of the Acquired Assets, that will remain a Lien upon or an obligation of any of the Businesses or any of the Acquired Assets after the Closing Date; or

(v)                                 any knowledge of or caused any of the Businesses or any of the Acquired Assets to suffer any damage, destruction or casualty loss which has had or may in the future have a Material Adverse Effect, whether or not covered by insurance.

6.5                                 No Adverse Change.  Except as set forth on Schedule 6.5, from January 1, 2004 to and through the Agreement Date, there has not been any Material Adverse Change in the operating results, operations, condition (financial or otherwise), prospects, employee relations or customer or supplier relations of any of the Businesses or any of the Acquired Assets, as applicable.  From the Agreement Date to and through the Closing Date, the Sellers shall promptly give Purchaser notice of any Material Adverse Change in the operating results, operations, condition (financial or otherwise), prospects, employee relations or customer or supplier relations of any of the Businesses or any of the Acquired Assets, as applicable.

(a)           Absence of Undisclosed Liabilities.  No Seller nor any Affiliate has any obligation or liability related to any of the Businesses or the Acquired Assets (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, other than liabilities set forth on the Closing Reports.

(b)                                 Business Property.  The Sellers, as applicable, have good, valid and marketable title to all Acquired Assets, including personal property, interests in properties and assets, owned, licensed or leased by them, free and clear of any Lien other than Permitted Encumbrances, and have full power and authority to convey and transfer same.  The Premises shall constitute all of the real property and improvements used in or necessary for the operations of any of the Businesses as of the Closing Date.

6.6                                 Tax Matters.  Subject to the undertakings described in Section 10(i) below, the Purchaser shall have no liability for or exposure to any Taxes arising from the operation(s) of any of the Businesses or the Acquired Assets prior to the Closing Date.  All necessary and required Tax Returns have been or will be timely filed and are correct in all material respects as to the amount of tax owed and have been prepared in compliance with all applicable laws and regulations in all respects; each of the Sellers has paid all Taxes due and owing by any of them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which it or they are required to withhold from amounts paid or owing to any employee, member, owner, creditor or other third party; none of the Sellers has waived any statute of limitations or prescriptive period with respect to any Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; as of the Agreement Date, no foreign, federal, state, parish or local tax audits or administrative or judicial proceedings relating to Taxes are pending or being conducted with respect to any of the Businesses or any of the Acquired Assets; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by any of the Sellers from any foreign, federal, state, parish or local taxing authority.  Upon consummation of the transactions contemplated in this Agreement, all Taxes arising from or related to any of the Acquired Assets and arising or accruing after the Closing Date shall be the sole responsibility of the Purchaser.

6.7                                 Contracts and Commitments.

(a)                                  To the knowledge of each of the Sellers and except as listed on Schedule 6.7(a), there are no agreements, contracts, leases, licenses, commitments or instruments (including any and all amendments thereto) (collectively, the “Contracts”) to which any of the Businesses are a party or by which any of the Businesses or any of the Acquired Assets are bound or subject.

(b)                                 Each of the Sellers agree to execute and deliver on the Closing Date such documents and instruments as are necessary and reasonably acceptable to the Purchaser and Purchaser’s counsel to completely transfer, set-over and assign to the Purchaser those Contracts and only those Contracts listed on Schedule 6.7(b) (the “Assumed Contracts”).   Except as otherwise expressly noted on Schedule 6.7(b), each Assumed Contract listed on Schedule 6.7(b) is in full force and effect and constitutes a legal, valid and binding obligation of each of the Businesses, assignable to the Purchaser hereunder upon Purchaser’s written consent to assume the same.  Except as otherwise expressly noted on Schedule 6.7(b), no such Contract is in default or breach (with or without the giving of notice or the passage of time or both) and no other party thereto is in material default or breach of any such Contracts and the Seller under each such Contract is or will be as of the Closing Date timely in its payments of any and all sums due under each such Contract.

6.8                                 Litigation.

(a)                                  Except as set forth on Schedule 6.8, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the knowledge of any of the Sellers, threatened against or affecting any of the Businesses or any of the Acquired Assets or pending or threatened by any of the Sellers against any third party, at law or in equity, and affecting in any manner any of the Businesses or any of the Acquired Assets or the prospects thereof, before or by any federal, foreign, state, parish or local court, governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement).  Except as set forth on Schedule 6.8, none of the Sellers nor any of their respective Affiliates involved in the operation of any of the Businesses, are subject to any arbitration proceedings or any governmental investigations or inquiries by any governmental entity in the State of Louisiana (including inquiries as to the qualification to hold or receive any license or permit, including, but not limited to, the right to have Devices, to sell liquor and/or sell or store petroleum products or by-products); and, to the knowledge of each of the Sellers, there is no basis for any of the foregoing other than the items described on Schedule 6.8.  None of the Sellers nor any of their respective Affiliates is subject to any judgment, order or decree of any court or other governmental agency, and none has received any written opinion or memorandum from legal counsel to the effect that it or they are exposed, from a legal standpoint, to any liability which may involve or be related, in any manner, to any of the Businesses or any of the Acquired Assets.

(b)                                 The Sellers do, jointly and severally, hereby indemnify, defend and hold harmless the Purchaser, and its owners, shareholders, members, directors, managers, officers, employees, agents, successors and assigns, from and against any and all expenses, claims, fees, fines, damages or losses, including reasonable attorney’s fees, which the Purchaser may suffer as a result of any litigation matter, claim, investigation or choses in action existing or accruing as of the Closing Date (whether or not set forth on Schedule 6.8) or arising or filed at anytime and related, in any manner, to the operation of the Businesses or ownership of the Acquired Assets by the Sellers (each, a “Litigation Matter”).  Purchaser shall have the right, at its sole election, to participate in the defense of any Litigation Matter, including, but not limited to, requiring the defense to be conducted by legal counsel of its choice.

6.9                                 Brokerage.  There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any of the Sellers.

6.10                           Insurance.

(a)                                  All assets, properties and risks of each of the Businesses and the Acquired Assets are, and for the period of their operation and/ownership by any of the Sellers have been, covered by valid and currently effective insurance policies or binders of insurance (including general liability and property insurance) issued in favor of the applicable Sellers, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Businesses and, except to the extent such coverage is terminated prior to midnight on the Closing Date as a result of one or more of the transfers of tangible property to the Purchaser on the Closing Date contemplated by this Agreement, such coverage shall continue through midnight of the Closing Date.  No policies of insurance shall be assigned to the Purchaser, nor continued after midnight of the Closing Date by any of the Sellers.  All refunds or costs associated with the cancellation of such policies shall be the sole asset of and responsibility of the applicable Seller entitled to receive same.

(b)                                 In the event that any of the Acquired Assets or any portion of the Businesses are damaged or otherwise the subject of a casualty or condemnation prior to the time the relevant Acquired Assets or Business is transferred to Purchaser on the Closing Date, and the reduction in the fair market value of any individual Acquired Asset or any individual Business as a result of the casualty or condemnation exceeds Two Million and 00/100 Dollars ($2,000,000.00), then either the Purchaser or Sellers shall have, in their sole, independent discretion, the right to terminate this Agreement.  If the reduction in the fair market value as a result of any casualty or condemnation is less than Two Million and 00/100 Dollars ($2,000,000.00) only the Purchaser shall have the right to elect to terminate this Agreement upon written notice to the Sellers.  If following a condemnation or casualty that occurs prior to the time the relevant Acquired Asset or Business is transferred to Purchaser on the Closing Date, neither party elects to terminate this Agreement then Purchaser shall proceed to close without any reduction in the Purchase Price and any and all insurance proceeds and the right to contest or make a claim for the same shall become the property of the Purchaser on the Closing Date and the applicable Sellers shall not have any right, title or interest in or to the same and do hereby relinquish any and all interest therein; provided, however, each of the foregoing shall fully cooperate in assigning and securing, notwithstanding anything to the contrary contained in this Agreement, any and all insurance proceeds on behalf of the Purchaser.  In the event Purchaser or the applicable Seller shall elect to terminate this Agreement pursuant to this Section 6.10(b), this Agreement shall thereafter be null and void and of no further force and effect and no party hereto shall have any further obligation or liability hereunder and the deposit shall be returned to the Purchaser.

6.11                           Transactions with Affiliates.  Except as disclosed on Schedule 6.11 or as otherwise provided for herein, none of the Businesses have any outstanding contracts, agreements, loans, obligations, debts or other legally binding arrangement with any of the Sellers or any of their respective Affiliates that will survive the Closing.

6.12                           Employees, Officer and Directors.

(a)                                  None of the Sellers, on behalf of any of the Businesses, have ever maintained or contributed to, any employee benefit plan (as defined in Section 3(3) of ERISA) or any bonus, incentive, retirement, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, or any termination, severance or other contracts or agreements relating to employees.  No Seller has any employment agreements other than oral at-will employment agreements, and there exists no employee benefit plan for which the Sellers could incur liability on behalf of any of the Businesses under Section 4069 of ERISA in the event such plan has been or were to be terminated.  Any employee of any of the Businesses may be terminated without cause at any time for any lawful reason without obligation on the part of any of the Sellers to make any payment therefor.

(b)                                 Nothing contained in this Agreement shall prohibit the Purchaser, or its designee, from entering into an employment relationship under such terms and conditions as are acceptable to the Purchaser, with any employee, manager or agent of any of the Businesses.

(c)                                  The Feliciana Business, as of the Agreement Date, has approximately Twenty-Seven (27) employees.

(d)                                 The Forest Gold Business, as of the Agreement Date, has approximately Twenty-One (21) employees.

(e)                                  The St. Helena Business, as of the Agreement Date, has approximately Twelve (12) employees.

6.13                           Labor Matters.  Except as set forth in Schedule 6.13, one or more of the Sellers employ all personnel working at any of the Premises or in any of the Businesses conducted from any of the Premises and none of the foregoing is a party to any collective bargaining or other labor union contract applicable to persons employed for the benefit of any of the Businesses, and no collective bargaining agreement is being negotiated by any of the Sellers.  None of the Sellers or their Affiliates have knowledge of any activities or proceedings (a) involving any unorganized employees of any of the Businesses seeking to certify a collective bargaining unit or (b) of any labor union to organize any of the employees of any of the Businesses.  There is no labor dispute, strike or work stoppage against any of the Sellers affecting or threatening to affect any of the Businesses pending or threatened which may interfere with the operation of any of the Premises or any of the Businesses.

6.14                           Compliance with Laws.

(a)                                  To the Sellers’ knowledge, each of the Sellers as of the Agreement Date are in material compliance (provided the lack of any compliance will not have a Material Adverse Effect on any of the Businesses or any of the Acquired Assets) with all applicable federal, state and local statutes, ordinances, rules, regulations, permits, consents, licenses, orders or other authorizations governing or related to the Acquired Assets, Premises or the Businesses and the liquor and gaming related activities of the respective Businesses, including, but not limited to, the Liquor and Gaming Laws of the State of Louisiana, as amended, and the rules and regulations promulgated thereunder, and as of the Agreement Date, no Seller has received any notice, demand, complaint or order from any governmental authority asserting that a license of or related to any of the Businesses should be revoked, suspended, not issued or issued with qualifications, or that they or any of the Businesses are not in full compliance with the same.  Each Seller, as applicable, both as of the Agreement Date and as of the Closing Date shall have a validly issued Establishment License and/or Device Owner’s license, as required under the Louisiana Liquor and

Gaming Laws permitting the operation of the Devices at each of the respective Premises and such licenses are not subject to any investigation or notice of investigation, suspension or revocation from any state, federal, local or parish agency or authority.

(b)                                 Except as disclosed in Schedule 6.8, to the knowledge of each Seller, there is no investigation or review of any of the Acquired Assets or any of the Businesses now underway or threatened by any governmental office, agency, officer or authority, including, without limitation, any investigation or review by any gaming or liquor authority, nor has any of the foregoing indicated an intention to conduct the same.

6.15                           Environmental and Safety Matters.  Except as set forth on Schedule 6.15, with respect to the Businesses, the Premises and the Acquired Assets:

(a)                                  the Sellers, and their Affiliates, as applicable, have complied and are in material compliance, in all respects (provided the lack of any compliance will not have or have had a Material Adverse Effect on the Business or the Acquired Assets), with all Environmental and Safety Requirements;

(b)                                 without limiting the generality of the foregoing, each of the Sellers and any of their Affiliates have obtained and complied with, and are in material compliance, in all respects (provided the lack of any compliance will not have or have had a Material Adverse Effect on the Businesses or the Acquired Assets), with all permits, licenses and other authorizations that may be required pursuant to Environmental and Safety Requirements for the occupation of any of the Premises and the operation of the Businesses, including, but not limited to, the sale and storage of fuel and fuel oil; a list of all such permits, licenses and other authorizations is set forth on Schedule 6.15;

(c)                                  neither Sellers, nor any of their Affiliates have received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of the Businesses, the Premises or any Acquired Asset arising under Environmental and Safety Requirements;

(d)                                 none of the following exists at any of the Premises:  (i) asbestos-containing material in any form or condition; (ii) materials or equipment containing polychlorinated biphenyls; or (iii) landfills, surface impoundments (i.e. ground disposals areas, covered or uncovered, in which trash or any other materials are stored or disposed of) or similar disposal areas;

(e)                                  none of the Sellers nor any of their Affiliates have caused, will not knowingly cause, and there has not occurred during the time the Sellers have owned or operated any of the Premises, any of the Acquired Assets or the Businesses, the release of any “hazardous substance” on the Premises as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended;

(f)                                    none of the Sellers nor any of their Affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements; and

(g)                                 Schedule 6.15 is a full, complete and accurate list of all Underground Storage and Aboveground Storage Tanks (UST’s and AST’s, respectively) on the Premises, each of which is now and has at all times prior hereto been operated and maintained in full compliance with all applicable

Environmental and Safety requirements.

6.16                           Governmental Authorizations.  Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance and performance by each of the Sellers under this Agreement or the consummation by each of the Sellers of any of the transactions contemplated hereby has been or will be completed, made or obtained on or before the Closing Date.

6.17                           Premises.  Except as disclosed in Schedule 6.17, to the knowledge of each of the Sellers, there is not now pending nor threatened: (a) any litigation or proceeding to take all or any portion of any of the Premises by condemnation or eminent domain; (b) any street widening or changes in any highway or traffic lanes or patterns in the immediate vicinity of any of the Premises; or (c) other change or modification by a state, local or federal authority or agency which would adversely affect any of the Premises, any of the Businesses or any of the Acquired Assets.  Further, to the knowledge of each of the Sellers: (i) each of the Premises is connected to and serviced by adequate water, gas, sewage disposal and electric facilities, including, without limitation, wells and on site sewage treatment facilities as applicable; (ii) all material systems of each of the Premises, including, but not limited to, heating, ventilation, air conditioning, electrical, plumbing, roofs, etc., are in good operating condition, subject to reasonable and ordinary wear and tear; and (iii) each of the Premises and all improvements located thereon were in full compliance with building and zoning laws at the time the improvements were built; provided, however, no Seller has any knowledge of any current violation by any of the Premises or any of the Businesses of any current building or zoning laws.

6.18                           Disclosure.  Neither this Agreement, nor any of the exhibits, schedules, attachments, written statements, documents, certificates, reports or other items prepared or supplied to the Purchaser by or on behalf of the Sellers or any of their Affiliates with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

6.19                           Operations.

(a)                                  Each of the Sellers shall, after the Agreement Date, maintain sufficient inventories of fuel, food and convenience-type items as are appropriate for the nature and scope of their respective operations; provided, however, in no event, including as of the Closing Date, shall the amount of the inventory of any of the Businesses, for any item of inventory, including, but not limited to fuel, food or convenience items, be less than the average amount of such inventory for the last twelve (12) calendar months.

(b)                                 All Devices currently placed in the Premises are owned by Seabuckle.  The Sellers acknowledge and agree that neither the Businesses, the Acquired Assets nor the Purchaser or its designees shall have any liability or obligation under any lease or placement agreement regarding the Devices after the Closing, including any liability for any defaults which may have existed under the same at the time of Closing.  The Sellers agree, as a part of the Closing, to timely request a coordinated transfer of the Listed Devices from the Louisiana gaming regulatory authorities and to cooperate, both at the Closing and thereafter, in the transfer of said Listed Devices and to timely provide all documentation and information as shall be necessary to assist in the orderly, timely and proper transfer of the Listed Devices at the Premises, including timely providing such information and documentation as is necessary to ensure that the Listed Devices remain available for play by the general public at all times during the transfer of the

Listed Devices, which transfer and the obligations herein related thereto, shall be completed upon the transfer of the Listed Devices by the Louisiana State Police from the applicable Seller to Southern Trading Corporation.  Concurrently herewith, each of Sellers agree to execute a purchase agreement with Southern Trading Corporation, a Louisiana corporation, or any other designee of the Purchaser who is also a holder of a valid Louisiana device owner’s license, under which all of the interest of Sellers in the Listed Devices shall be transferred to Southern Trading Corporation, or such designee, for a total consideration equal to One and 00/100 Dollar ($1.00) per Listed Device, which total amount shall be allocated as a part of the Purchase Price hereunder and shall be paid by Southern Trading Corporation; provided, however, in no event shall the combined amounts paid by Southern Trading Corporation for the Listed Devices and the sums otherwise paid by Purchaser hereunder exceed the Purchase Price.

(c)                                  The amount and type of fuel sales at each of the Premises, at all times for the last twelve (12) months, have been sufficient to qualify each of the Premises, pursuant to the Liquor and Gaming Laws of the State of Louisiana, as a truck stop facility approved to operate: (i) 50 Devices at the Feliciana Premises; (ii) 50 Devices at the Forest Gold Premises; and (iii) 50 Devices at the St. Helena Premises, respectively.  None of the Sellers have any knowledge of any information that would lead any party to reasonably anticipate any change in the foreseeable future in the level and type of fuel sales at any of the Premises.  Not more than one percent (1%) of all fuel sales at any of the Premises during any twelve (12) month period were made to any of the Sellers or any of their respective Affiliates.

6.20                           Certain Payments.  To the knowledge of the Sellers, no officer, director, employee or agent of any of the Businesses, and none of the Sellers or any of their respective Affiliates, nor any other Person acting with or on behalf of any of the Businesses, have directly or indirectly (a) offered, agreed to make or made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, permits or licenses, (ii) to pay for favorable treatment for business, permits or licenses secured, (iii) to obtain any special concessions or for special concessions already obtained or (iv) in violation of any legal requirement or (b) established or maintained any fund or asset related to the Businesses or their operations that has not been reflected on the books and in the accounts and records of one or more of the Sellers, as applicable.

6.21                           Interest in Competitors, Suppliers and Customers.  Except as set forth on Schedule 6.21, none of the Sellers nor any of their respective Affiliates have any ownership interest in any supplier or customer of any of the Businesses.  Except as set forth on Schedule 6.21, none of the Sellers nor any of their respective Affiliates have any ownership interest in any competitor of any of the Businesses whose operations are located within a twenty (20) mile radius of any of the Premises.

6.22                           No-Shop.  Sellers, for themselves and for any Affiliates, agree that until the termination or expiration of this Agreement, neither they nor any of their Affiliates shall enter into any agreements nor have discussions with any third parties for the sale of the Acquired Assets or the Businesses or any rights of first refusal or options to acquire the same in any form whatsoever.  Sellers acknowledge for themselves and for their Affiliates during the term of this Agreement, Purchaser shall have the sole and exclusive right to purchase the Acquired Assets.

6.23                           Representations and Warranties of the Purchaser.  As a material inducement to the Sellers to enter into this Agreement and consummate the transactions contemplated hereby, the Purchaser represents and warrants to each of the Sellers as follows:

(a)                                  Purchaser is duly formed, validly existing and in full force and effect under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify.  Purchaser possesses all requisite power and authority, and all licenses, permits and authorizations necessary, to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted (except for those licenses and permits for which application cannot be made until after the Closing) and to carry out the transactions contemplated by this Agreement.  Purchaser is not in violation of any of the provisions of its Articles of Incorporation or By-laws.

(b)                                 The execution, delivery and performance of this Agreement and all other agreements, instruments and transactions contemplated hereby and thereby to which the Purchaser is a party have been duly authorized by all requisite corporate approvals.  This Agreement and all other agreements and instruments contemplated hereby to which the Purchaser is a party each constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.  The Purchaser, as of the Agreement Date, is not the subject of any federal, state or local bankruptcy or reorganization proceedings or actions.  The execution and delivery by the Purchaser of this Agreement and all other agreements and instruments contemplated hereby to which the Purchaser is a party, the purchase of the Acquired Assets hereunder and the fulfillment of and compliance with the respective terms hereof by the Purchaser, does not and shall not: (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, the Articles of Incorporation or By-laws of the Purchaser or any organizational document of Southern Trading Corporation, or any law, statute, rule or regulation to which the Purchaser or Southern Trading Corporation is subject.

Section 7.                                            Conditions Precedent.

7.1                                 Conditions to the Purchaser’s Obligations.  The obligation of the Purchaser to purchase the Acquired Assets shall  be expressly subject to the satisfaction and fulfillment, at or before the Closing, of each of the following conditions precedent and any other such conditions stated elsewhere in this Agreement:

(a)                                  Prohibition.  There shall have been no order or preliminary or permanent injunction, action or lawsuit entered, pending or threatened in any action or proceeding before any United States federal or state court, or any foreign court, of competent jurisdiction or governmental authority (which has jurisdiction over the enforcement of any applicable laws) enjoining, in whole or in part, the current operations of any of the Businesses, making illegal or prohibiting the consummation of the transactions hereunder, including the transfer of the Acquired Assets and the operation of Devices on each of the Premises.

(b)                                 Contracts.  At or prior to Closing, Purchaser or its designees shall have assumed or entered into the contracts described in Section 5 above.

(c)                                  Representations True.  The representations and warranties of each of the Sellers set forth in this Agreement and the Exhibits, Schedules and attachments hereto, and the written statements, documents, certificates, Closing Reports or other items prepared or supplied to the Purchaser by or on behalf of any of the Sellers, shall be true and correct in all respects on the Closing Date with the same effect as though all such items had been made on and as of such date, and each of the Sellers shall deliver to the Purchaser a certificate certified by such Seller, certifying such or identifying any changes as of the Closing Date (the “Closing Certificate”), which shall certify as follows:

(1)                                  There has been no Material Adverse Change in the operating results, operations,

conditions (financial or otherwise), prospects, employees relations or customer or supplier relations of any of the Businesses, the Premises or any of the Acquired Assets from the Agreement Date through the Closing Date.

(2)                                  As of the Closing Date each Seller has a validly issued Establishment License permitting the operation of the Listed Devices at their respective Premises and each such Establishment License is not, as of the Closing Date, the subject of any investigation or notice of investigation, suspension or revocation from any state, federal, local or parish agency or authority.

(3)                                  From the Agreement Date through the Closing Date, the Businesses and the Acquired Assets, including, but not limited to, the fuel and gaming activities conducted in any thereof, have been operated as are necessary to preserve, protect and provide maintenance for the Acquired Assets to the extent required to keep the Acquired Assets operational and the Sellers, as applicable, have maintained sufficient inventories of fuel, food and convenience-type items as are appropriate for the nature and scope of their respective operations and required under this Agreement.

(4)                                  Each of the Sellers, as of the Closing Date, is in material compliance (provided the lack of any compliance will not have a Material Adverse Effect on any of the Businesses or any of the Acquired Assets) with all applicable federal, state and local statutes, ordinances, rules, regulations, permits, consents, licenses, orders or other authorizations governing or related to the Acquired Assets or any of the Businesses and the liquor and gaming related activities of each of the Businesses, including, but not limited to, the Liquor and Gaming Laws of the State of Louisiana, as amended, and the rules and regulations promulgated thereunder, and as of the Closing Date, no Seller, or any of their respective Affiliates, has received any notice, demand, complaint or order from any governmental authority asserting that a license of or related to any of the Businesses should be revoked, suspended, not issued or issued with qualifications, or that they or any of the Businesses are not in full compliance with the same.

(5)                                  All representations and warranties of any Seller remain true, accurate and complete and do not fail to include any information to prevent any such statement from being untrue or misleading.

(d)                                 Good Standing Certificate.  The Purchaser shall have received a good standing certificate for each of the Sellers, dated within thirty (30) days prior to the Closing Date.

(e)                                  Condition of Assets.  Each of the Acquired Assets shall be in good physical and operating condition, excepting normal wear and tear only, as existed on the Agreement Date.  No damage or casualty shall have occurred to the Acquired Assets, Devices or operations of the Businesses prior to the Closing Date.

(f)                                    No Material Adverse Change.  There shall be no Material Adverse Change in the operating results, operations, condition (financial or otherwise), prospects, employee relations or customer or supplier relations of any of the Businesses, the Premises or the Acquired Assets, as applicable.

(h)                                 Additional Documents.  The Purchaser shall have received from the Sellers, as appropriate, each of the instruments and other documents referred to elsewhere in this Agreement.

(i)                                     Assumed Contract Consents.  The Purchaser shall have received the consent(s) of the counter parties under the leases and/or contracts identified on Schedule 6.7(b).

(j)                                     Resolutions.  Resolutions for each of the Sellers, signed by all of their respective shareholders, members and partners approving and authorizing the transactions contemplated herein (collectively, “Resolutions”).

(k)                                  Legal Opinion.  The Purchaser shall have received a legal opinion substantially in the form of Exhibit F-1.

If any of the foregoing conditions are not satisfied on or prior to the Closing Date for a reason other than a default under this Agreement by the Purchaser, the Purchaser shall give the Sellers written notice that the foregoing conditions are not satisfied and the Purchaser may terminate this Agreement, which termination shall be effective as to all parties hereto and upon which the Deposit shall be returned to the Purchaser.

7.2                                 Conditions to the Obligations of Sellers.  The obligation of the Sellers to sell the Acquired Assets to the Purchaser shall be subject to the satisfaction and fulfillment, at or before the Closing, of the following conditions precedent:

(a)                                  Prohibition.  There shall have been no order or preliminary or permanent injunction, lawsuit or action entered, pending or threatened in any action or proceeding before any United States federal or state court, or any foreign court, of competent jurisdiction or governmental authority (which has jurisdiction over the enforcement of any applicable laws) making illegal or prohibiting the consummation of the transactions hereunder, including the transfer of the Acquired Assets or the operation of Devices on any of the Premises;

(b)                                 Purchase Price.  Purchaser has timely delivered or caused to be delivered the cash portion of the Purchase Price, the Promissory Notes, the Mortgages, the Guaranty (and the Letter of Credit referenced therein) to the Escrow Agent;

(c)                                  Performance.  Purchaser shall have performed all obligations and complied with all agreements and covenants required hereunder to be performed by it on or before the Closing Date;

(d)                                 Representation and Warranties.  Purchaser’s representations and warranties contained herein and in any documents furnished to any of the Sellers on or prior to the Closing Date shall be true and correct in all respects as of the Closing Date; and

(e)                                  Legal Opinion.  The Sellers shall have received a legal opinion substantially in the form of Exhibit F-2.

Section 8.                                            Management Employees.

(a)                                  Sellers, as applicable, agree for themselves and their Affiliates, as applicable, to use their reasonable best efforts to cause any employees currently employed at or in support of any of the Businesses or whose efforts and knowledge are utilized in the operation of any of the Businesses and are identified by the Purchaser prior to Closing as management employees (“Management Employees”) to remain in their positions as of the Closing, as employees of the Purchaser, for a period not to exceed six (6) months after the Closing Date (the “Management Period”).  Purchaser acknowledges that there are no employment contracts other than oral “at will” employment contracts with any employee of any of the Businesses and, therefore, none of the Sellers can nor do they hereby guarantee that any Management

Employees will remain with any of the Businesses throughout the Management Period.

(b)                                 During the Management Period, all Management Employees shall be under the direct supervision and control of the Purchaser and its agents.  The Purchaser retains, at all times during the Management Period, the right to dismiss, with or without cause, any Management Employee, without penalty, or to reassign any duties, tasks or the location of employment of any Management Employee.

Section 9.                                            Non-Solicitation.

(a)                                  Notwithstanding anything contained in this Agreement to the contrary, each of the Sellers for themselves and their Affiliates, agrees for a period of three (3) years following the Closing and as partial consideration for the Purchase Price, that neither they, nor their Affiliates, shall employ, solicit for employment or induce to leave their employment, any employee of the Purchaser or of any of the Businesses, nor any Management Employee who may be permanently hired by the Purchaser or Southern Trading Corporation.

(b)                                 Nothing contained in this Section is intended nor shall it be construed as prohibiting any party from running “help wanted” ads or other general solicitations for employees in and around the State of  Louisiana or from hiring respondents to such general solicitations, regardless of whether such respondents are or have been employed by one of the parties to this Agreement or by Southern Trading Corporation.

Section 10.                                      Conveyance, Adjustments and Prorations, Closing.

(a)                                  Conveyance.  Subject to Purchaser’s review and acceptance of the Title Evidence, the applicable Sellers shall convey their interests in the Premises to Purchaser by Acts of Cash Sale, in substantially the form attached hereto as Exhibit D, conveying title to their fee interests in the Premises, in each case subject only to the following:

(i)                                     Zoning laws;

(ii)                                  Current real estate and ad valorem taxes and assessments, if any, not yet due and payable; and

(iii)                               Permitted Encumbrances.

Such Acts of Cash Sale shall contain descriptions of the Premises which are based upon and consistent with the Surveys and approved by the Purchaser and the transferring Sellers.

(b)                                 The Sellers shall convey all Acquired Assets, other than the Premises, to Purchaser or its designee (and in the case of the Listed Devices to Southern Trading Corporation or other properly licensed designee) by one or more Bills of Sale (the “Bills of Sale”), each in substantially the form attached hereto as Exhibit E, subject only to the Assumed Contracts and Permitted Encumbrances, if any, that Purchaser, in its sole discretion, consents to in writing at or prior to the Closing.

(c)                                  Taxes and Assessments: Closing Costs.

(i)                                     Real estate and ad valorem taxes, general and special assessments (collectively “Real Estate Taxes”),  utilities, and Operating Charges (as hereinafter defined), as well as revenues generated by the Acquired Assets and the Businesses, shall be prorated between the Sellers, as applicable, and the Purchaser as of the Closing Date, such that credits, charges and revenues up to 12:00 noon on the Closing Date and all days preceding the Closing Date shall be allocated to the Sellers, as applicable, and credits, charges and revenues after 12:00 noon on the Closing Date shall be allocated to Purchaser.  The Purchase Price shall be adjusted at the Closing to reflect the prorations, in accordance with the Settlement Statement.

(ii)                                  The parties agree that, in accordance with Louisiana law, all revenue from the Listed Devices shall be collected during the scheduled “drop” or collection in the morning hours on the Closing Date and that the proration of all revenue generated from each Listed Device shall be calculated from the time of the foregoing “drop” and adjusted for the balance of the Closing Date until Noon by using the print out of all coin-in and prizes paid as generated by each Listed Device from the time of the drop to Noon on the Closing Date.

(iii)                               If the actual amount of Real Estate Taxes for any of the Premises is not known on the Closing Date, Real Estate Taxes shall be prorated on the basis of the rate shown for such Premises on the last available tax bill.  Each of the Sellers represents and warrants that there are no special assessments with regard to any of the Premises which are not shown in the applicable land records of the Parishes in which the Premises are located.  Upon receipt of the final tax bills for the period encompassing the Closing Date, the Sellers and Purchaser shall adjust, outside of escrow, the proration of Real Estate Taxes based upon the actual tax bills.

(iv)                              If any errors or omissions are made regarding adjustments and prorations as aforesaid, the parties shall make the appropriate corrections promptly upon the discovery thereof. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto.

(v)                                 All recording fees, any escrow fees and transfer taxes and conveyance fees associated with the acts of cash sale and the conveyances effected thereby or any other recorded documents (collectively, “Closing Costs”) shall be borne equally by the Purchaser and the Sellers, with the Purchaser paying one-half (1/2) of such fees and the Sellers being jointly and severally responsible for the remaining one-half (1/2) of such fees.  All revenues and expenses arising from the operation of the Acquired Assets and the Businesses (“Operating Charges”) accruing, earned or incurred up to Noon on the Closing Date shall be the sole property or responsibility of the Sellers, as applicable (regardless of when an invoice is issued or payment for such charges and expenses is due), including, but not limited, to any salaries, utilities, Taxes or other costs.  All Operating Charges arising from the operation of the Acquired Assets and the Businesses after Noon on the Closing Date shall be the sole property and/or responsibility of the Purchaser.  The parties shall make a reasonable proration of the Operating Costs at Closing based upon the most recent invoice for each Operating Cost and shall adjust such proration upon receipt of the final invoices encompassing the Closing Date for each such Operating Cost.

(d)                                 Closing.  This transaction shall be closed through an escrow that is to be held by the Title Company, in accordance with the general provisions of the usual form of escrow agreement then in use by such Title Company for transactions similar to this with such special provisions inserted as may be required to conform with this Agreement.  Each party shall execute and deliver on a timely basis all escrow instructions, deeds, funds, the Settlement Statements and other documents reasonably necessary to accomplish Closing.  In addition to, and not in limitation of, the foregoing:

(i)                                     On or before the Closing Date, the Sellers shall execute and deliver or cause to be delivered to the Title Company all of the items listed below:

(a)                                  The Acts of Cash Sale;

(b)                                 The Bills of Sale and the Resolutions;

(c)                                  Mechanics Lien Affidavit and/or Owner’s Affidavit required by the Title Company;

(d)                                 Sellers’ affidavit of non-foreign status, as contemplated by Section 1445 of the Code; and

(e)                                  Any other instruments, documents or agreements required pursuant to any other sections of this Agreement or reasonable requested by the Purchaser.

(ii)                                  On or before the Closing Date, Purchaser shall deliver or cause to be delivered to Title Company: (i) the Cash Portion of the Purchase Price; (ii) the Promissory Notes; (iii) the Mortgages; and (iv) the Guaranties.

(iii)                               The transactions provided for in this Agreement shall be completed by the Title Company on the Closing Date by doing each of the following:

(a)                                  by recording in St. Helena Parish, the Deeds;

(b)                                 by causing the issuance of the Title Policy to Purchaser, subject only to the Permitted Encumbrances, and forwarding the Title Policy to Purchaser;

(c)                                  by prorating taxes, assessments and other amounts, in accordance with this Agreement and the Settlement Statements with respect to each of the Premises, and advising the Purchaser and the Sellers of those costs and expenses to be paid by the Sellers to Purchaser or Purchaser to Sellers;

(d)                                 by delivering to Purchaser a FIRPTA Affidavit, fully executed by the Sellers which are parties to the Assignments;

(e)                                  by preparing and forwarding to Purchaser and the Sellers four (4) signed copies of the Settlement Statement setting forth all receipts and disbursements provided for herein; and

(f)                                    by delivering to Sellers, pursuant to the Settlement Statements, the Purchase Price; the Promissory Notes and the Guaranty; and

(g)                                 recording the Mortgages.

In addition to the obligations required to be performed hereunder by the Sellers at the Closing, the Sellers agree to perform such other acts, and/or to execute and deliver to Purchaser such further instruments, documents and other materials, as are reasonably requested by Purchaser at or subsequent to

Closing in order to effect the consummation of the transactions contemplated herein and to vest title to the Acquired Assets in Purchaser or its designee, including, without limitation, the assignment of all rights of any Seller in and to any easements or servitudes for the benefit of any of the Premises; provided, however, that the foregoing instruments and other materials, if any, shall not enlarge the scope of any of the Sellers’ obligations hereunder.

(e)                                  In the event the Title Company is unable to simultaneously perform all instructions set forth in Section 10(d) on the Closing Date, the Title Company shall so notify the Sellers and Purchaser, and shall retain, unless otherwise instructed by the party depositing the same, all documents and funds deposited with the Title Company until receipt by the Title Company of written instructions executed by the Sellers and Purchaser or by a Court of competent jurisdiction.

(f)                                    If the Purchaser (i) disapproves any condition referred to in this Agreement within the applicable time period and in the manner set forth in the Agreement, or (ii) is otherwise allowed to terminate this Agreement and cancel the escrow, without thereby committing an act of default under this Agreement or the escrow and does so, all obligations of the parties under this Agreement shall, except as otherwise set forth, terminate and none of the parties hereto shall have any further obligation to the other under this Agreement.  In such event, Escrow Agent shall return all funds, including the Deposit, (after deducting its charges, if its charges are to be borne by the party depositing such funds) and documents then in Escrow to the party depositing same, and each party shall promptly return all documents in the possession of such party to the other party.

(g)                                 Possession.  The Closing shall be deemed to have been consummated upon: (i) the delivery to the Escrow Agent by the Sellers of the Acts of Cash Sale, the Bills of Sale and any and all other documents or instruments required hereunder; and (ii) the written confirmation by the Escrow Agent to the Sellers that: (x) Escrow Agent has received the Cash Portion of the Purchase Price, the Promissory Notes, the Mortgages and the Guaranty (and the letter of Credit referenced therein); (y) the Cash Portion of the Purchase Price consists of immediately available federal funds; and (z) the Escrow Agent is unconditionally prepared to deliver the Purchase Price to Sellers and the Title Policy to the Purchaser by the close of business on the Closing Date.  Provided the foregoing conditions have been met, at Noon local time on the Closing Date, the Sellers shall cease ownership and operation of the Businesses and the Acquired Assets and shall deliver or cause the delivery of possession thereof to the Purchaser or its designee, and all risk of loss with respect thereto shall pass to the Purchaser or its designee.

(h)                                 Inventory Count.  The Sellers and Purchaser agree that commencing at 7:00 a.m. on the Closing Date, representatives from each of them (the “Representatives”) shall meet at each of the Premises and shall jointly perform the following functions:

(i)                                     count any food stuffs, beverage supplies and convenience items;

(ii)                                  shall jointly verify the amount of motor and diesel fuels remaining in any underground storage tanks and previously paid for by the applicable Seller;

(iii)                               shall jointly verify the amount of all currency contained in the Listed Devices as of 7:00 a.m. on the Closing Date;

(vi)                              shall jointly verify the amount of all currency kept in the safes located upon each of the Premises; and

(v)                                 shall further cooperate to turn over all keys, passwords, accounts, and copies of all records, documents, instruments and any other items necessary for the immediate and complete operation of each of the Businesses.

(i)                                     Adjustment.  Purchaser agrees to pay to the Sellers, on the Closing Date: (i) a good faith, reasonable estimate (the “Estimate”) of the actual cost of those items remaining on the Premises and described in Section 10(h)(i) and (ii) above; provided, however, each such item must be in good, usable, saleable condition; (ii) the dollar value of the of currency remaining in the safe located in the casino; and (iii) the dollar value of the currency contained in the Listed Devices as verified under Section 10(h)(iii) above, less any and all unclaimed payouts, Taxes or fees (collectively, the “Devices Funds”), which currency shall remain in the safe and the Listed Devices following the Closing and shall become the property of the Purchaser.  Purchaser shall be responsible for the payment of the taxes and prize pay-outs due from the Devices Funds following the Closing.

(a)                                  Within sixty (60) Business Days of the Closing Date, the parties shall adjust the Estimate above, if necessary, to equal the actual verifiable cost incurred by any Seller of those items remaining on the Premises on the Closing Date at Noon local time and described in Section 10(h)(i) and (ii) above.  Seller must be able to provide Purchaser with verification, in a form reasonably acceptable to Purchaser, of a Seller’s actual, incurred cost for the items in Section 10(h)(i) and (ii) which remained on any Premises on the Closing Date.  Any Seller shall only be entitled to be reimbursed for their actual cost of such items without premium or interest.  Any items, determined by the Purchaser as not being in good, usable, saleable condition or for which the actual verifiable cost cannot be demonstrated to the Purchaser’s satisfaction, shall be removed by Sellers, within five (5) Business Days of such determination, at their sole cost and expense.

(j)                                     Escrow Hold Back.  From and after the Closing Date, Escrow Agent shall withhold the Escrow Hold Back from the Sellers’ proceeds hereunder and shall hold such funds in escrow.  In the event the Purchaser shall receive any invoice, bill or letter demanding payment for any Operating Costs that accrued or relate to any period of time on or prior to the Closing Date for any of the Businesses, the Acquired Assets or the Premises, Purchaser shall send evidence of such Operating Costs to the Escrow Agent and to the Sellers (“Hold Back Notice”).

(i)                                     Sellers shall have ten (10) Business Days following their receipt of the Hold Back Notice to serve, in writing to both the Escrow Agent and the Purchaser, any objections they may have to the same.  If no objection is timely served by the Sellers, Escrow Agent is herewith authorized, without further action by any party, to promptly pay such Operating Costs out of the Escrow Hold Back.

(a)                                  If Sellers shall timely object to any payment out of the Escrow Hold Back and the basis for an objection is that the Operating Costs that are the subject of the Hold Back Notice arose after the Closing Date, then the Escrow Agent shall hold such amount as is identified in the Hold Back Notice until such time as it receives written instructions from all parties to disburse the same; or

(b)                                 If Sellers shall timely object to any payment out of the Escrow Hold Back and the basis for an objection is anything other than an objection based upon Section 10(j)(i)(a) above, the Escrow Agent shall hold the funds identified in the Hold Back Notice for an additional thirty (30) days, after which it shall disburse such funds at the sole direction of the Purchaser.

(ii)                                  Promptly after that date which is six (6) full calendar months after the Closing Date, Escrow Agent shall release any funds then remaining in the Escrow Hold Back to the Sellers.

Section 11.                                      Miscellaneous.

11.1                           Expenses.  Unless specifically allocated by this Agreement, each of the parties shall be obligated to pay its own expenses (including all fees and expenses of legal counsel, environmental consultants and accountants).

11.2                           Sellers’ Release.  The Sellers on behalf of themselves and their representatives, Affiliates, agents, employees, owners, members, shareholders, partners, officers, directors, successors and assigns (collectively, the “Sellers Releasors”), upon consummation of the Closing and without further action thereby, fully release and discharge the Acquired Assets, the Premises and the Businesses from any and all rights, liabilities, claims, actions, causes of action, demands, damages, costs and expenses whatsoever which any of the Sellers Releasors now has or may hereafter have against the Acquired Assets, the Premises or the Businesses.  This section shall not be construed as releasing, waiving or otherwise limiting any claims any of the Sellers may have then or in the future, for any payment due from the Purchaser or the performance of any other obligations of Purchaser to any of the Sellers pursuant to the terms of this Agreement.  In addition to the foregoing, the Sellers shall cause their owners, members, shareholders, employees, partners, officers and agents to resign, effective as of the Closing Date, any positions they may hold within any of the Businesses (but not within the Sellers themselves), including, but not limited to, the positions of agent, or employee.

11.3                           Update to Schedules and Exhibits.  The Sellers, as appropriate, shall promptly notify the Purchaser, prior to the Closing Date, of any changes or modifications to the information contained on the schedules or exhibits attached to this Agreement or in any document, record or instrument supplied to the Purchaser or any of its agents as a part of the transactions contemplated herein and provide in written form an amended schedule, exhibit, document, record or instrument, as the case may be.  Notwithstanding the foregoing, upon receipt of any change or modification to any schedule or exhibit or in any record, document or instrument described above which shall have or identify a Material Adverse Effect, Purchaser shall have the right, in its sole discretion, to terminate this Agreement and upon such termination, the Deposit shall be returned to the Purchaser.

11.4                           Remedies.

(a)                                  In the event of any actual or alleged default by any party hereto (the “Defaulting Party”), any non-defaulting party (a  “Non-Defaulting Party”) shall provide written notice to the Defaulting Party (“Default Notice”) specifying the default; setting forth the Non-Defaulting Party’s claim that the matter constitutes a default; and identifying the steps or actions that the Non-Defaulting Party believes should be taken in order to cure the alleged default.  The Defaulting Party shall have a period of seven (7) days, or such additional time as may be agreed upon by all parties in writing, to cure the alleged default (the “Cure Period”).  If a Default Notice is given prior to the Closing Date, in no event shall the Cure Period extend beyond the Closing Date.  The Defaulting Party shall have no liability for any actual or alleged default that is cured within the Cure Period.

(b)                                 Each of the parties hereto shall have all rights and remedies set forth in this Agreement and any other documents or instruments relating to the consummation of the transactions contemplated under this Agreement, and all rights and remedies which such parties have been granted at any time under any other agreement or contract and all of the rights which such parties have under applicable law.  No remedy hereunder or thereunder conferred is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.  Sellers and Purchaser, as the case may be, having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

11.5         Amendments and Waivers.  No oral modification hereof shall be binding upon the parties; all modifications and amendments shall be in writing and signed by all parties.  Failure by any party to insist upon or enforce any of its respective rights, benefits or remedies shall not constitute a waiver thereof.  Any party hereto may waive the benefit of any provision or condition for such party’s benefit contained in this Agreement; provided, however, such a waiver must be specifically expressed in writing.

11.6         Survival of Agreement.  All covenants, representations and warranties and obligations of indemnification contained in this Agreement or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

11.7         Successors and Assigns.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of the parties hereto whether or not so expressed; provided that neither the Purchaser nor any of the Sellers shall be permitted to assign their rights or obligations under this Agreement.  Notwithstanding the foregoing, the Purchaser may assign its rights and obligations hereunder to any Affiliate that is wholly-owned by Purchaser or any of Purchaser’s Affiliates.  Except as otherwise expressly provided herein, nothing expressed in or implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any such other document.

11.8                           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

11.9                           Counterparts.  This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

11.10                     Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

11.11                     Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to principles of conflict of laws.

11.12                     Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) one (1) day after being sent to the recipient by reputable overnight courier service (charges prepaid), (c) three (3) days after posting in the United States mail having been mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (d) on the first day after being sent via facsimile if a copy is delivered personally, couriered or mailed to the recipient as set forth above.  Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to all or any one of the Sellers, to:

Claude M. Penn, Jr.,

c/o Forest Gold Casino

30092 Hwy. 16 West

Amite, Louisiana 70422

with a required copy to:

A.           Shelby Easterly, III, Esq.

Easterly Law Office

142 Del Norte Avenue

Denham Springs, Louisiana 70726

Facsimile: 225-664-9430

If to the Purchaser, to:

Gameco Holdings, Inc.

718 S. Buchanan, Suite C

Lafayette, Louisiana 70501

Attn: Stan W. Guidroz

with a required copy to:

Stanley R. Gorom III, Esq.

Hahn Loeser & Parks LLP

3300 BP Tower

200 Public Square

Cleveland, Ohio 44114

Facsimile: 216-274-2460

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

11.13                     Construction.  The parties hereto have participated together in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  The parties intend that each representation, warranty and covenant contained herein shall have independent significance.  If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

11.14                     Complete Agreement.  This Agreement, those documents expressly referred to herein, and the other documents of even date herewith delivered or executed in connection with the transactions contemplated hereby, including the Closing, embody the complete agreement and understanding among the parties and supersede any prior agreements or representations by or among the parties, written or oral, including any letters of intent executed by the parties prior to the Agreement Date, which may have related to the subject matter hereof in any way.

11.15                     Indemnification.

(a)                                  In consideration of the Purchaser’s execution and delivery of this Agreement and purchase of the Acquired Assets hereunder, and in addition to all of each of Sellers’ other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, each of the Sellers agree, jointly and severally, to defend, protect and indemnify the Purchaser and all of its officers, directors, shareholders, members, partners, Affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such party on demand as and when incurred, any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the “Purchaser Liabilities”), incurred by the Purchaser Indemnitees or any of them as a result of, arising out of or relating to: (a) the breach by any Seller of any representation, warranty, covenant, obligation or term contained herein; (b) any claim, debt, cause of action, expense or liability arising or related to the period of time prior to the Closing Date and related in any manner to the operation of any of the Businesses and/or the Acquired Assets; or (c) any breach or default by any Seller arising out of the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto, except to the extent any such Purchaser Liabilities are caused by the particular Purchaser Indemnitee’s own acts or omissions.

(b)                                 In consideration of each Sellers’ execution and delivery of this Agreement and sale of the Acquired Assets hereunder, and in addition to all of the Purchaser’s other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity,  the Purchaser agrees to defend, protect and indemnify each Seller and all of their officers, directors, shareholders, members, partners, Affiliates, employees, agents, representatives, successors and assigns (including those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Seller Indemnitees”), and save and hold each of them harmless from and against, and pay on behalf of or reimburse such party on demand as and when incurred, any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses in connection therewith (irrespective of whether any such Seller Indemnitee is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the “Seller Liabilities”), incurred by the Seller Indemnitees or any of them as a result of, arising out of, or relating to: (a) the breach by the Purchaser of any representation, warranty, covenant, obligation or term contained herein; or (b) any claim, debt, cause of action, expense or liability arising after the Closing Date and related in any manner to the operation of the Business and/or the Acquired Assets by the Purchaser; or (c) any breach or default  by the Purchaser arising out of the execution, delivery, performance or enforcement of this Agreement and any other instrument, document or agreement executed pursuant hereto, except to the extent any such Seller Liabilities are caused by the particular Seller Indemnitee’s own acts or omissions.

11.16                     Prevailing Party Fees.  In the event of a default of any condition or obligation of this Agreement on the part of any party hereto which results in any legal proceeding, the non-prevailing party shall pay to the prevailing parties of the litigation all reasonable costs and expenses of the legal proceeding and any appeal therefrom, including reasonable attorneys’ fees and court costs.

11.17                     Incorporation.  Any and all Schedules, Exhibits or other documents referred to herein or attached hereto are incorporated herein as if fully rewritten in this Agreement.

11.18                     Tax Treatment Election.  The Sellers and Purchaser agree that this Agreement is for the purchase and sale of assets and that the Purchase Price shall be allocated among the Acquired Assets in accordance with Section 1060 of the Code.  Purchaser and each of the Sellers agree that as a condition to the Closing they shall, by mutual agreement, allocate the value of the Acquired Assets pursuant to the Code.  At the Closing, a copy of the completed Internal Revenue Service allocation form for each of the Businesses shall be signed by the applicable parties, and the Purchaser and each of the Sellers agree to act in accordance with the allocation contained therein in the course of any Tax audit, tax review, the filing and preparation of any Tax Returns or tax litigation.  Neither Purchaser nor any of the Sellers shall assert that the allocation as agreed upon was not separately bargained for at arm’s length and in good faith.

11.19                     Additional Instruments and Information.  All parties agree and obligate themselves to promptly execute any additional documents and instruments and take any other actions necessary and proper for the complete and expeditious implementation and satisfaction of the provisions and intent of this Agreement.  In addition, each of the Sellers agree that during and subsequent to the sale transaction, such Seller shall have a continuing duty to supply such reasonable information and documentation and to perform such acts as may be required by any federal, state or local authority or the Liquor and Gaming Laws of the State of Louisiana, including, but not limited to, making their books and records available to the Purchaser or its designee on an as-needed, reasonable basis after the Closing.

11.20                     Monthly Financial Statements.  Sellers agree to provide to Purchaser, from and after the Agreement Date through the Closing Date, within ten (10) days following the close of each calendar month, the Financial Statements prepared in a manner consistent with the internal accounting and reporting practices used by the Sellers beginning on and after January 1, 2005, reflecting the operations and results of each of the Businesses for the prior month.

11.21                     Future Development – Obligation Not To Do.

(a)                                  In further consideration of the purchase of the Acquired Assets and the Business, each of the Sellers obligate themselves and their Affiliates not to directly or indirectly, within any of the Parishes in which any of the Businesses or the Purchaser’s or its Affiliates’ other truck stop locations operate (and existing and owned by the Purchaser or any of its Affiliates as of the Closing Date and identified on Schedule 11.21(a) to be delivered by the Purchaser at the Closing), beginning on the Closing Date and continuing thereafter, without interruption, for a period of ten (10) years: (i) own, manage, operate, control, be employed by, participate in or be connected with any aspect of a video poker truck stop facility or other business which derives any portion of its revenues from legal or illegal gaming, whether as a sole proprietor, owner, partner, stockholder, director, officer, employee, agent, consultant, joint venturer, contractor, investor or other participant; or (ii) be otherwise involved or connected in any manner with the ownership, management, operation, promotion, advertisement, solicitation of customers, marketing or sales efforts or control of any enterprise that carries on or engages in a business directly or indirectly in competition with any gaming, fueling (diesel and motor fuel), restaurant or convenience-store business of the Businesses, the Purchaser or any of its Affiliates, existing and owned by the Purchaser or any of its Affiliates as of the Closing Date and identified on Schedule 11.21(a) at the Closing.

(b)                                 Notwithstanding the foregoing, this “obligation not to do” shall not restrict the Sellers’ right to own, operate or develop, including as facilities containing Devices, the locations identified on Schedule 11.21(b).

(c)                                  The foregoing restriction is an obligation not to do an act or take an action.  Sellers, each for themselves and their Affiliates, acknowledge that the foregoing obligation not to do an act is a material inducement for the Purchaser to enter into this Agreement and is a necessary, reasonable and appropriate restriction.

(d)                                 Given the unique and competitive nature of the video poker industry and the operation of truck stop facilities, the parties hereto acknowledge and agree that the restrictions contained in this Section 11.21 are reasonable and necessary to protect the Businesses from competition for which they otherwise have little or no ability to defend themselves.  The parties hereto further acknowledge and agree that the restrictions contained herein do not impose a burden upon one party which is not commensurate with the risk to any other party.

(e)                                  If a court of competent jurisdiction determines that the restrictions contained herein are too restrictive to be enforced, in whole or in part, this provision shall not be invalid, and all parties agree that the court shall modify the restrictions contained herein to the extent necessary to permit their enforcement.

(f)                                    In the event of a breach or threatened breach of the provisions of this section, the Purchaser shall be entitled to an injunction restraining each of the Sellers from competing against the Purchaser or from rendering any services to any person, firm, corporation, association, partnership or other entity that is in violation of the Obligation Not To Do.  Nothing contained in this section shall be construed as prohibiting the Purchaser from pursuing any other remedies available for a breach or threatened breach of the restrictions contained in this section, including the recovery of damages from the any of the Sellers.

(g)                                 Two Hundred Thousand and no/100 Dollars ($200,000.00) of the Purchase Price is specifically allocated as payment to the foregoing entities and individuals as consideration for their obligations and covenants under this Section 11.21.

11.22                     Time of the Essence.  TIME IS OF THE ESSENCE WITH RESPECT TO EACH PROVISION OF THIS AGREEMENT.  The parties acknowledge and agree that the preceding sentence is a central, indispensable element of this Agreement.

11.23                     Force Majeure.  Any time period or obligation to timely perform imposed upon any party hereunder shall be extended as reasonably necessary when performance of such obligation(s) is rendered impossible or unreasonably difficult as a result of any acts of God, war, industry wide labor strikes or unrest, extreme or abnormal weather, acts of terrorism, general disruptions to the economy or day-to-day operations of the government of the Parish of St. Helena, the State of Louisiana or the United States of America which make conducting business in general unreasonably difficult or impossible.

11.24                     SUBMISSION TO JURISDICTION AND VENUE, CONSENT TO SERVICE OF PROCESS, ETC.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE PURCHASER AND EACH SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)                              AGREES THAT ANY ACTION, SUIT OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS AGREEMENT, THE TRANSFER CONTEMPLATED HEREIN OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION OR EVENT IN CONNECTION WITH ANY OF THE FOREGOING (COLLECTIVELY, “RELATED LITIGATION”) TO WHICH EITHER IS OR MAY BE A PARTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN BATON ROUGE, LOUISIANA, AND SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND AGREES NOT TO BRING ANY RELATED LITIGATION IN ANY OTHER FORUM;

(B)                                ACKNOWLEDGES THAT SUCH COURTS WILL BE THE MOST CONVENIENT FORUM FOR ANY RELATED LITIGATION, WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY RELATED LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND WAIVES ANY RIGHT TO OBJECT, WITH RESPECT TO ANY RELATED LITIGATION, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT; AND

(C)                                CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY RELATED LITIGATION BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS FOR NOTICES DESCRIBED IN THIS AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

11.25                     JURY WAIVER.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE PURCHASER AND EACH SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THEIR RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS, CAUSES OF ACTION OR SUITS ARISING FROM OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT.

11.26.                  Right of First Refusal.

(a)                                  Should any one of or all the Sellers, on or before that date which is ten (10) years after the Agreement Date, receive a bona-fide, arm’s length, good faith offer to purchase any of the assets of the truck stops listed on Schedule 11.21(b) or hereafter acquired by any Sellers, (excluding the sale of any asset determined by the Company to no longer be necessary to the operation of such truck stop or otherwise sold in the ordinary course of the operation of such truck stop (i.e. fuel and inventory) or any of the membership interests in the Company from an unrelated third-party (the “Offer”), Purchaser shall have the right, but not the obligation, to first purchase such truck stop or the Company under the same terms and conditions contained in the Offer.

(b)                                 Schedule 11.21(b) is a complete list of truck stops owned by any Seller as of the Agreement Date and the Closing Date.

(c)                                  The foregoing right of first refusal shall not apply to any transfers between: (i) the Sellers; (ii) trusts established by a Seller; or (iii) the spouses, children or nieces or nephews of a Seller, as applicable (each, a Transferee); provided however, in every event, the Purchaser’s Right of First Refusal shall become and remain an obligation of each of the foregoing Transferees and shall apply to any subsequent transfer by such Transferee.

(d)                                 Sellers shall provide Purchaser, within fifteen days (15) of their receipt of any Offer, a copy of the Offer (the “Offer Notice”).

(e)                                  Purchaser shall have thirty (30) Business Days (the “Offer Period”) following its receipt of the Offer Notice to elect, in a writing delivered to the applicable Seller, to exercise its right to purchase under this Right of First Refusal.  If Purchaser shall fail to make the election described herein within the Offer Period, Sellers may sell the Truck Stop or the Company to the third-party offeror identified in the Offer Notice (“Offeror”), and Purchaser’s rights hereunder shall cease and be of no further force and effect.  During the Offer Period, Sellers shall grant Purchaser access to all of the books, records and premises of the Truck Stop or the Company in order to evaluate the Offer and the current performance of the Truck Stop or the Company.

(f)                                    Should the sale to the Offeror fail to be consummated, this Right of First Refusal shall continue to be effective and any other offers to purchase the Truck Stop or the Company shall be subject to this Right of First Refusal.

(g)                                 Notwithstanding any terms of the Offer, should Purchaser elect to exercise its right to purchase the Truck Stop or the Company under this Right of First Refusal, Purchaser shall have one hundred twenty days (120) thereafter to close the purchase of the Truck Stop or the Company under such terms and conditions as are contained in the Offer.

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THUS DONE AND PASSED on the 16th day of May, 2006, in the County/Parish of Livingston, State of Louisiana, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			SELLER:

/s/ Tiffanie L. Stewart			FELICIANA VENTURES, INC., a Louisiana
Printed Name:	Tiffanie L. Stewart		corporation

			By:	/s/ Minnie L. Hughes
/s/ Dexter Thurber				Minnie L. Hughes
Printed Name:	Dexter Thurber			Secretary - Treasurer

			/s/	Shelby Easterly
A. Shelby Easterly, Bar No. 5253
NOTARY PUBLIC

THUS DONE AND PASSED on the 16th day of May, 2006, in the County/Parish of Livingston, State of Louisiana, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			SELLER:

/s/ Tiffanie L. Stewart			FOREST GOLD TRUCK PLAZA AND CASINO,
Printed Name:	Tiffanie L. Stewart		L.L.C., a Louisiana limited liability company

			By:	/s/ Minnie L. Hughes
/s/ Dexter Thurber			Minnie L. Hughes
Printed Name:	Dexter Thurber		Manager

		/s/	A. Shelby
A. Shelby Easterly, Bar No. 5253
NOTARY PUBLIC

THUS DONE AND PASSED on the 16th day of May, 2006, in the County/Parish of Livingston, State of Louisiana, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:				SELLER:

/s/ Tiffanie L. Stewart			ST. HELENA EXPRESS AND CASINO,
Printed Name:	Tiffanie L. Stewart		L.L.C., a Louisiana limited liability company

			By:	/s/ Minnie L. Hughes
/s/ Dexter Thurber				Minnie L. Hughes
Printed Name:	Dexter Thurber			Manager

		/s/	A. Shelby
A. Shelby Easterly, Bar No. 5253
NOTARY PUBLIC

THUS DONE AND PASSED on the 16th day of May, 2006, in the County/Parish of Livingston, State of Louisiana, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:				SELLER:

/s/ Tiffanie L. Stewart			SEABUCKLE GAMING, INC., a Louisiana
Printed Name:	Tiffanie L. Stewart		corporation

			By:	/s/ Minnie L. Hughes
/s/ Dexter Thurber				Minnie L. Hughes
Printed Name:	Dexter Thurber			Authorized Agent

		/s/		A. Shelby
A. Shelby Easterly, Bar No. 5253
NOTARY PUBLIC

THUS DONE AND PASSED on the 16th day of May, 2006, in the County/Parish of Livingston, State of Louisiana, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			SELLER:

JANICE M. PENN, Individually

/s/ Tiffanie L. Stewart			/s/ Claude M. Penn
Printed Name:	Tiffanie L. Stewart		By her duly authorized agent, Claude M. Penn,
Jr.

/s/ Dexter Thurber
Printed Name:	Dexter Thurber

		/s/	A. Shelby
A. Shelby Easterly, Bar No. 5253
NOTARY PUBLIC

THUS DONE AND PASSED on the 16th day of May, 2006, in the County/Parish of Livingston, State of Louisiana, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			SELLER:

MINNIE L. HUGHES, Individually

/s/ Tiffanie L. Stewart			/s/ Minnie L. Hughes
Printed Name:	Tiffanie L. Stewart

/s/ Dexter Thurber
Printed Name:	Dexter Thurber

		/s/	A. Shelby
A. Shelby Easterly, Bar No. 5253
NOTARY PUBLIC

THUS DONE AND PASSED on the 16th day of May, 2006, in the County/Parish of Livingston, State of Louisiana, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			SELLER:

CLAUDE M. PENN, JR., Individually

/s/ Tiffanie L. Stewart			/s/ Claude M. Penn, Jr.
Printed Name:	Tiffanie L. Stewart

/s/ Dexter Thurber
Printed Name:	Dexter Thurber

		/s/	A. Shelby
A. Shelby Easterly, Bar No. 5253
NOTARY PUBLIC

THUS DONE AND PASSED on the 22nd day of May, 2006, in the County/Parish of Cuyahoga, State of Ohio, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			PURCHASER:

GAMECO HOLDINGS, INC.,
/s/ Susan G. Kriz			a Delaware corporation
Printed Name:	Susan G. Kriz

			By:	/s/ Jeffrey P. Jacobs
/s/ Stephen P. Owendoff			Jeffrey P. Jacobs
Printed Name:	Stephen P. Owendoff		Authorized Representative

		/s/	Chrissy A. DeNitto
NOTARY PUBLIC

		Printed Name:	Chrissy A. DeNitto

THUS DONE AND PASSED on the 22nd day of May, 2006, in the County of Maricopa, State of Arizona, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			SOUTHERN TRADING COPRORATION:
/s/ Anna Catherine Viator			a Louisiana corporation
Printed Name:	Anna Catherine Viator

			By:	/s/ Lanis J. Viator
/s/ Eric C. Scaffold			Lanis J. Viator, authorized representative
Printed Name:	Eric C. Scaffold

		/s/	Chrissy A. DeNitto
NOTARY PUBLIC

		Printed Name:	Chrissy A. DeNitto

AND NOW APPEARING, solely for the purpose of delivering the Guaranty:

THUS DONE AND PASSED on the 22nd day of May, 2006, in the County/Parish of Cuyahoga, State of Ohio, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			JEFFREY P. JACOBS, Individually

/s/ Susan G. Kriz			/s/ Jeffrey P. Jacobs
Printed Name:	Susan G. Kriz

/s/ Stephen P. Owendoff
Printed Name:	Stephen P. Owendoff

		/s/	Chrissy A. DeNitto
NOTARY PUBLIC
		Printed Name:	Chrissy A. DeNitto

THUS DONE AND PASSED on the 24th day of May, 2006, in the County/Parish of Cuyahoga, State of Ohio, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			JACOBS FAMILY CONTROL TRUST

/s/ Helena M. Hogstraten			By:	/s/ Stanley R. Gorom
Printed Name:	Helena M. Hogstraten		Stanley R. Gorom III, Trustee of the Jacobs
Family Control Trust

/s/ Susan G. Kriz
Printed Name:	Susan G. Kriz

		/s/	Herbert G. Hotchkiss
NOTARY PUBLIC
		Printed Name:	Herbert G. Hotchkiss

THUS DONE AND PASSED on the 24th day of May, 2006, in the County/Parish of Cuyahoga, State of Ohio, the undersigned party having affixed its signature in the presence of me, Notary, and the undersigned competent witnesses, after due reading of the whole.

WITNESSES:			JACOBS FAMILY ECONOMIC TRUST

/s/ Helena M. Hogstraten			By:	/s/ Stanley R. Gorom, III
Printed Name:	Helena M. Hogstraten		Stanley R. Gorom III, Trustee of the Jacobs
Family Control Trust

/s/ Susan G. Kriz
Printed Name:	Susan G. Kriz

		/s/	Herbert G. Hotchkiss
NOTARY PUBLIC
		Printed Name:	Herbert G. Hotchkiss